UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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CADENCE DESIGN SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CADENCE DESIGN SYSTEMS, INC.
2655 SEELY AVENUE
SAN JOSE, CALIFORNIA 95134

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2006

TO THE STOCKHOLDERS OF
CADENCE DESIGN SYSTEMS, INC.:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, will be held on May 10, 2006, at 1:00 p.m. Pacific time, at Cadence’s principal executive offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134 for the following purposes:

1. To elect directors to serve until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified.

2. To approve the amended and restated Senior Executive Bonus Plan.

3. To approve an amendment to the Amended and Restated Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder.

4. To ratify the selection of KPMG LLP as independent auditors of Cadence for its fiscal year ending December 30, 2006.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      These items of business are more fully described in the proxy statement accompanying this notice.
      Cadence’s Board of Directors has fixed the close of business on March 22, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting of Stockholders and at any adjournment or postponement thereof.

By Order of the Board of Directors

R.L. Smith McKeithen
Secretary
San Jose, California
April 3, 2006
      ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

CADENCE DESIGN SYSTEMS, INC.
2655 SEELY AVENUE
SAN JOSE, CALIFORNIA 95134

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 10, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL
      The enclosed proxy is solicited on behalf of the Board of Directors of Cadence Design Systems, Inc., a Delaware corporation, which is referred to in this proxy statement as Cadence, for use at its Annual Meeting of Stockholders to be held on May 10, 2006, at 1:00 p.m. Pacific time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting. The annual meeting will be held at Cadence’s offices located at 2655 Seely Avenue, Building 5, San Jose, California 95134. Cadence intends to mail this proxy statement and accompanying proxy card on or about April 3, 2006 to all stockholders entitled to vote at the annual meeting.
      An audio webcast of the annual meeting will also be available on the investor relations page of Cadence’s website at www.cadence.com. The webcast will allow investors to listen to the proceedings of the annual meeting, but stockholders accessing the annual meeting using the Internet will not be considered present at the annual meeting by virtue of this access and will not be able to vote on matters presented at the annual meeting or ask any questions of Cadence’s management. The webcast will begin promptly at 1:00 p.m. and may be accessed on Cadence’s website for 30 days following the annual meeting.
VOTING RIGHTS AND OUTSTANDING SHARES
      Only holders of record of Cadence’s outstanding common stock, $0.01 par value per share, at the close of business on March 22, 2006, which is referred to in this proxy statement as the record date, will be entitled to notice of and to vote at the annual meeting. At the close of business on the record date, Cadence had approximately 289,074,865 shares of common stock outstanding and entitled to vote. Each holder of record of common stock outstanding on the record date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting.
QUORUM; ABSTENTIONS; BROKER NON-VOTES
      The presence in person or by proxy of a majority of the shares of Cadence common stock outstanding and entitled to vote on the record date is required for a quorum at the annual meeting. Both abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum, but broker non-votes will not be counted towards the tabulation of votes cast on proposals presented to stockholders.
      “Broker non-votes” include shares for which a bank, broker or other nominee (i.e., record) holder has not received voting instructions from the beneficial owner and for which the nominee holder does not have discretionary power to vote on a particular matter. Under the rules that govern brokers who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. The proposals to be voted on at the annual meeting include both routine matters, such as the election of directors and the ratification of independent auditors, and non-routine matters, such as the approval of the proposals regarding the Senior Executive Bonus Plan and the Amended and Restated Employee Stock Purchase Plan.
VOTE REQUIRED
      The election of directors at the annual meeting requires the affirmative vote of a plurality of the votes cast at the annual meeting.
      Each other item to be voted on at the annual meeting, including the proposals regarding the Senior Executive Bonus Plan and the Amended and Restated Employee Stock Purchase Plan, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting.
      All votes will be tabulated by a representative of the inspector of elections appointed for the annual meeting. This representative will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Mellon Investor Services LLC has been appointed as the inspector of elections for the annual meeting.
REVOCABILITY OF PROXIES
      Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing a written notice of revocation or a duly executed proxy bearing a later date with the Cadence Corporate Secretary at Cadence’s principal executive offices, located at 2655 Seely Avenue, Building 5, San Jose, California 95134, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, be sufficient to revoke a proxy. Accessing the webcast of the annual meeting will not, by itself, constitute attendance at the annual meeting and will not enable a stockholder to revoke his, her or its proxy using the Internet.
SOLICITATION
      Cadence will bear the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders in connection with the matters to be voted on at the annual meeting. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of Cadence common stock beneficially owned by others for forwarding to the beneficial owners. Cadence will reimburse persons representing beneficial owners of its common stock for their costs of forwarding solicitation materials to the beneficial owners. The solicitation of proxies through this proxy statement may be supplemented by telephone, facsimile, use of the Internet, or personal solicitation by directors, officers or other employees of Cadence and by Georgeson Shareholder Communications, Inc., which is referred to in this proxy statement as Georgeson. Cadence has retained Georgeson to solicit proxies for a fee of approximately $8,500, plus reasonable expenses. No additional compensation will be paid to directors, officers or other employees of Cadence or any of its subsidiaries for their services in soliciting proxies.
HOUSEHOLDING INFORMATION
      The Securities and Exchange Commission, which is referred to in this proxy statement as the SEC, has adopted rules that allow companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Cadence’s proxy materials unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Cadence common stock that the broker or other nominee holder will be householding proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one copy, please notify your broker or other nominee holder of your Cadence common stock. You may also request additional copies of Cadence’s annual report and/or proxy statement by writing to Cadence’s Corporate Secretary at 2655 Seely Avenue, Building 5, San Jose, California 95134, or by calling Cadence’s Investor Relations Group at 1-877-236-5972. Additionally, copies of Cadence’s SEC filings and certain other submissions are made available free of charge on the investor relations page of Cadence’s website at www.cadence.com as soon as practicable after electronically filing or furnishing these documents with the SEC.
CORPORATE GOVERNANCE
      Cadence’s common stock is listed on the NASDAQ National Market®, which is referred to in this proxy statement as NASDAQ.
      Cadence and its Board of Directors, which is also referred to in this proxy statement as the Board, regularly review and evaluate Cadence’s corporate governance practices. Cadence’s corporate governance documents are posted on the investor relations page of its website at www.cadence.com. Printed copies of these documents are also available to stockholders upon written request directed to Cadence’s Corporate Secretary at 2655 Seely Avenue, Building 5, San Jose, California 95134.
CORPORATE GOVERNANCE GUIDELINES
      The Board of Directors of Cadence has adopted Corporate Governance Guidelines for the Board, which cover various topics relating to the Board and its activities including, but not limited to, the selection and composition of the Board, Board leadership, compensation of directors, responsibilities of directors, Board access to senior management and outside advisors, meeting procedures and committee matters. The Corporate Governance and Nominating Committee periodically reviews the Corporate Governance Guidelines, which may be amended by the Board at any time. The Corporate Governance Guidelines were most recently amended in February 2006.
CODE OF BUSINESS CONDUCT
      Cadence has adopted a Code of Business Conduct to provide standards for ethical conduct in dealing with customers, suppliers, agents, political entities and others. The Code of Business Conduct applies to all Cadence directors, officers and employees (and those of its subsidiaries), including Cadence’s Chief Executive Officer and Chief Financial Officer. Compliance with the Code of Business Conduct is a condition of continued service or employment with Cadence. The Code of Business Conduct covers topics including, but not limited to, confidentiality of assets and information, conflicts of interest, compliance with federal and state securities laws, employment practices, payment practices, compliance with competition laws and regulations and compliance with other laws.
      Except as provided by applicable law, each person subject to the Code of Business Conduct has the responsibility to report any possible misconduct, including unethical business practices, violations of the code and apparent or suspected illegal activities, in the following manner:

•	Employees must report to the Office of the General Counsel or, in the event the report concerns a Cadence executive officer, to the General Counsel or the chair of the Corporate Governance and Nominating Committee;

•	Executive officers must report to the General Counsel or, in the event the report concerns the General Counsel, to the chair of the Corporate Governance and Nominating Committee; and

•	Directors must report to the chair of the Corporate Governance and Nominating Committee or, in the event the report concerns the chair of that committee, to another member of the committee.
      Any waiver of a provision of the Code of Business Conduct with respect to a director or an executive officer may only be made by the Board or the Corporate Governance and Nominating Committee. Any waivers for other employees may be granted only by the Chief Executive Officer or the General Counsel, or their respective designees. Cadence will file with the SEC on Form 8-K amendments to the Code of Business

Conduct and any waiver of its provisions made with respect to any director or executive officer as required under applicable SEC rules.
STOCK OWNERSHIP GUIDELINES
      Cadence’s Board of Directors has adopted Stock Ownership Guidelines to align the interests of its directors and executive officers with the interests of stockholders and further promote Cadence’s commitment to sound corporate governance. Cadence does not require that directors or executive officers own a specific number of shares because it expects that directors and executive officers will act in Cadence’s best interests regardless of the number of shares they own. However, the Board has established share ownership guidelines for its members and Cadence’s Named Executive Officers. Each member of Cadence’s Board of Directors is encouraged to hold at least 5,000 shares of Cadence common stock within the first two years of his or her election to the Board, and Cadence’s Named Executive Officers are encouraged to hold at least the following number of shares of Cadence common stock no later than five years after the date of his or her designation: Chief Executive Officer — 100,000 shares; Chief Financial Officer and Executive Vice Presidents — 50,000 shares; and Senior Vice Presidents — 25,000 shares.
CADENCE’S BOARD OF DIRECTORS
DIRECTOR INDEPENDENCE
      Cadence’s Corporate Governance Guidelines require that at least a majority of the Board of Directors be “independent directors” within the meaning of the corporate governance listing standards of NASDAQ. To be “independent” a director must not have a relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a Cadence director. In making these determinations, the Board considers all relevant facts and circumstances and applies the following standards:

•	A director who is employed by Cadence or any of its subsidiaries, or whose family member is an executive officer of Cadence or any of its subsidiaries, is not independent until three years after the end of the employment relationship.

•	A director who receives, or whose family member receives, more than $60,000 in payments from Cadence or any of its subsidiaries, other than compensation for Board or Board committee service, payments arising solely from investments in Cadence securities and benefits under a tax-qualified retirement plan or non-discretionary compensation, during any period of twelve consecutive months is not independent until three years after his or her receipt of such payments.

•	A director who is, or whose family member is, a current partner of Cadence’s external auditor is not independent.

•	A director who was, or whose family member was, a partner or employee of Cadence’s external auditor who worked on Cadence’s audit during that time is not independent until three years after the end of the employment relationship.

•	A director who is, or whose family member is, employed as an executive officer of another company for which any of Cadence’s present executive officers serve or served on the compensation committee is not independent until three years after the end of the employment relationship.

•	A director who is, or whose family member is, a partner in, or a controlling stockholder or executive officer of, any organization to which Cadence made, or from which Cadence received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed in such year the greater of 5% of the recipient’s consolidated gross revenues or $200,000, other than payments arising solely from investments in Cadence securities or payments under non-discretionary charitable contribution matching programs, is not independent until three years after such payments are made or received.

      The Board has determined that Mr. Lucas, Mr. Scalise, Dr. Shoven, Mr. Siboni, Mr. Swainson and Mr. Tan, who constitute a majority of the Board, are “independent directors” within the meaning of the corporate governance listing standards of NASDAQ.
BOARD MEETINGS
      During the fiscal year ended December 31, 2005, Cadence’s Board of Directors held eight meetings, in addition to taking other actions by unanimous written consent in lieu of a meeting. Each Board member attended more than 95% of the meetings of the Board and of the committees on which he or she served that were held during the period for which he or she was a director or committee member during fiscal 2005. Cadence’s Corporate Governance Guidelines encourage directors to attend its annual meetings of stockholders. All of Cadence’s then current directors attended the 2005 Annual Meeting of Stockholders.
      Under Cadence’s Corporate Governance Guidelines, Cadence’s non-management directors meet at regularly scheduled executive sessions without management. In addition, Cadence’s independent directors meet separately at regularly scheduled sessions. Pursuant to Cadence’s Corporate Governance Guidelines, Dr. Shoven, as the Chairman of the Board and a non-management director, presides over the meetings of the non-management directors and the independent directors.
CONTACTING THE BOARD OF DIRECTORS
      Stockholders interested in communicating directly with the Board may do so by sending a letter to the Cadence Board of Directors, or to any individual director, group of directors or committee of the Board, c/o the Office of the Corporate Secretary, Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California 95134. Inquiries and other communications may be submitted anonymously and confidentially. The Office of the Corporate Secretary will review the correspondence and forward it to the individual director, group of directors or committee of the Board to whom the communication is directed, as applicable, if the communication is relevant to Cadence’s business and financial operations, policies and corporate philosophies.
COMMITTEES OF THE BOARD OF DIRECTORS
      The Board of Directors currently has the following committees:

•	Audit Committee
•	Compensation Committee
•	Corporate Governance and Nominating Committee
•	Technology Committee
•	Venture Committee

      Each of the above committees has a written charter approved by the Board. The charters of the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee are posted on the investor relations page of Cadence’s website at www.cadence.com and the Audit Committee charter is attached to this proxy statement as Appendix A. The members and chairs of the committees are identified in the following table.

Corporate
Governance and
Director	Audit	Compensation	Nominating	Technology	Venture

Michael J. Fister				✓

Donald L. Lucas	✓	Chair	✓		Chair

Dr. Alberto Sangiovanni-Vincentelli				Chair

George M. Scalise		✓	✓

Dr. John B. Shoven	✓		Chair

Roger S. Siboni	Chair		✓		✓

John A.C. Swainson

Lip-Bu Tan		✓		✓	✓

     Audit Committee
      The Board has determined that all members of the Audit Committee are independent as defined by the NASDAQ corporate governance listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, which is referred to in this proxy statement as the Exchange Act. The Board has also determined that each of Mr. Lucas, Dr. Shoven and Mr. Siboni, constituting all the members of the Audit Committee, is an “audit committee financial expert” as defined by rules promulgated by the SEC. In addition, the Board has determined that each Audit Committee member is able to read and understand fundamental financial statements and, other than strictly in his capacity as a member of the Board or a committee of the Board, has not participated in preparing Cadence’s financial statements in any of the past three years.
      The Audit Committee charter was most recently amended in February 2006 and complies with the NASDAQ corporate governance listing standards. The duties and responsibilities of the Audit Committee include:

•	Appointing, retaining, compensating, evaluating, overseeing and terminating Cadence’s independent auditors and annually evaluating the qualifications, performance and independence of the independent auditors, including an evaluation of the lead partner of the independent auditors;

•	Pre-approving all audit and permissible non-audit services to be provided by the independent auditors and establishing policies and procedures for such pre-approval;

•	Reviewing and discussing with the independent auditors their report regarding all relationships or services between Cadence and the independent auditors and any other relationship or services that may impact the objectivity and independence of the independent auditors;

•	Reviewing with the independent auditors their audit procedures, including the scope and timing of the audit, the results of the annual audit and any audit problems or difficulties and management’s response to any such problems or difficulties;

•	Meeting to review with management and the independent auditors Cadence’s annual and quarterly financial statements, reports and specific disclosures, and recommending to the Board whether the financial statements should be included in Cadence’s annual report on SEC Form 10-K;

•	Reviewing and discussing the adequacy and effectiveness of Cadence’s internal controls and disclosure controls and procedures; and

•	Establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls or auditing matters, including a system for the confidential anonymous submission of accounting or auditing concerns by Cadence employees.
      The Audit Committee held nine meetings during fiscal 2005. See “Report of the Audit Committee” below for more information.

Compensation Committee
      The Board has determined that all Compensation Committee members are independent as defined by the NASDAQ corporate governance listing standards. In addition, all Compensation Committee members are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, which is referred to in this proxy statement as the Code, to allow Cadence a tax deduction for certain employee compensation exceeding $1,000,000. All Compensation Committee members are also “outside directors” within the meaning of Exchange Act Rule 16b-3 to exempt certain option grants and similar transactions from the short-swing profits prohibition of Section 16 of the Exchange Act.
      The Compensation Committee charter was most recently amended in February 2006. The duties and responsibilities of the Compensation Committee include:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of Cadence’s Chief Executive Officer, or CEO, and any director who is also a Cadence employee, evaluating the performance of the CEO and any employee director in light of those goals and objectives and determining and approving, either as a committee or together with the independent directors of the Board, the compensation of the CEO and any employee director based on such evaluation;

•	Overseeing the evaluation of Cadence’s management;

•	Reporting to the Board, at least annually, on CEO succession planning;

•	Reviewing compensation programs and determining the compensation of Cadence’s executive officers;

•	Producing an annual report on executive compensation for inclusion in Cadence’s proxy statement; and

•	Reviewing, administering and amending Cadence’s general compensation plans including:

•	stock option and stock purchase plans;

•	benefit programs; and

•	bonus plans.
      The Compensation Committee held seven meetings during fiscal 2005. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation” below for more information.

Corporate Governance and Nominating Committee
      The Board has determined that all Corporate Governance and Nominating Committee members are independent as defined by the NASDAQ corporate governance listing standards.
      The Corporate Governance and Nominating Committee charter was most recently amended in February 2006. The duties and responsibilities of the Corporate Governance and Nominating Committee include:

•	Determining any Board criteria for selecting new directors;

•	Interviewing and evaluating candidates for Board membership;

•	Evaluating director nominees recommended by stockholders;

•	Selecting, or recommending that the Board select, director nominees for election at the next annual meeting of stockholders;

•	Reviewing Cadence’s Corporate Governance Guidelines and Code of Business Conduct;

•	Overseeing the administration of Cadence’s Code of Business Conduct and administering the Code of Business Conduct with respect to Cadence’s directors and executive officers;

•	Reviewing any related party transactions involving Cadence directors and executive officers; and

•	Overseeing the annual evaluation of the Board and its committees.
      The Corporate Governance and Nominating Committee employs a variety of methods to identify and evaluate director nominees. The committee periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement of directors or otherwise, and the need for particular expertise on the Board. If vacancies are anticipated or otherwise arise, the committee considers potential candidates for director. Additionally, candidates may come to the attention of the committee through current Board members, officers, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the committee, and may be considered at any point during the year. In connection with this evaluation, the Corporate Governance and Nominating Committee determines whether to interview the prospective nominee and, as warranted, one or more members of the committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the committee makes a recommendation to the full Board as to the persons who should be nominated or elected by the Board, and the Board determines whether to reject, elect or nominate the candidate, as the case may be, after considering the recommendation of the committee. The Corporate Governance and Nominating Committee will consider individuals recommended by stockholders for nomination as a director pursuant to the provisions of Cadence’s Bylaws relating to stockholder nominations. A stockholder who wishes to recommend a prospective nominee for the Board should notify Cadence’s Corporate Secretary or the Corporate Governance and Nominating Committee in writing with the supporting material required by Cadence’s Bylaws as described under “Other Matters — Stockholder Proposals and Nominations” below, and any other material the stockholder considers necessary or appropriate.
      Although the Board currently has no defined minimum criteria for consideration or continued service as a director, the Corporate Governance and Nominating Committee evaluates prospective nominees against the standards and qualifications set out in Cadence’s Corporate Governance Guidelines and other relevant factors as it deems appropriate. Among the factors the Board may consider are the current composition of the Board, the need for particular expertise, and the prospective nominee’s experience, judgment, understanding of electronic design and semiconductor technologies and other relevant characteristics. At least a majority of directors on the Board must be “independent” as defined by the NASDAQ corporate governance listing standards and as determined by the Board.
      The Corporate Governance and Nominating Committee held seven meetings during fiscal 2005.

Technology Committee
      The Technology Committee was created by the Board in August 2005 to monitor trends in technology that may affect Cadence’s strategic plans, to advise the Board regarding Cadence’s research and development activities and to review and make recommendations to management regarding Cadence’s leading technologists and researchers. The Technology Committee held four meetings during fiscal 2005.

Venture Committee
      The Venture Committee advises the Board and acts on behalf of Cadence in monitoring the investments of Telos Venture Partners L.P., Telos Venture Partners II, L.P. and Telos Venture Partners III, L.P., which are venture capital funds in which Cadence is a limited partner. The Venture Committee held five meetings during fiscal 2005. See “Components of 2005 Executive Compensation — Venture Investments” in the Report of the Compensation Committee of the Board of Directors on Executive Compensation below for more information.

COMPENSATION OF DIRECTORS
      The following table sets forth the cash retainer and meeting fees earned by Cadence’s non-employee directors for their service on the Board in 2005, excluding the consulting fee paid to Dr. Sangiovanni-Vincentelli described below:

	Annual Board	Annual Committee	Board and Committee
Director	Retainer($)	Retainer($)	Meeting Fees($)	Total($)

Donald L. Lucas	48,750	60,000	55,000	163,750
Dr. Alberto Sangiovanni-Vincentelli	48,750	15,000	20,000	83,750
George M. Scalise	48,750	—	33,000	81,750
Dr. John B. Shoven	80,861	10,389	40,000	131,250
Roger S. Siboni	48,750	40,000	41,000	129,750
Lip-Bu Tan	48,750	—	26,000	74,750
      Effective August 17, 2005, the annual retainer for non-employee directors was increased from $30,000 to $80,000 per year. In addition, the annual retainer for a non-employee director serving as Chairman of the Board was increased from $50,000 to $80,000, which is in addition to the annual retainer for non-employee directors. A non-employee director serving as Chairman of the Board is not eligible to receive fees for service as the Chairman of a committee of the Board. As a result, each non-employee director of Cadence, other than Dr. Shoven, earned a prorated portion of the $30,000 annual retainer for his service from January 1, 2005 through August 16, 2005 and a prorated portion of the $80,000 annual retainer for his service from August 17, 2005 through December 31, 2005. Dr. Shoven, who was named as Chairman of the Board on July 8, 2005, earned a prorated portion of the $30,000 annual retainer for his service as a non-employee director from January 1, 2005 through July 7, 2005, a prorated portion of the $50,000 annual retainer for his service as Chairman from July 8, 2005 through August 16, 2005, a prorated portion of the $80,000 retainer for his service as a non-employee director from August 17, 2005 through December 31, 2005 and a prorated portion of the $80,000 retainer for his service as Chairman from August 17, 2005 through December 31, 2005. In addition to the annual retainer, Messrs. Lucas and Siboni each earned an annual fee of $40,000 for his service as Chairman of the Venture Committee and the Audit Committee, respectively. Dr. Sangiovanni-Vincentelli earned a prorated portion of the $40,000 annual fee for his service as Chairman of the Technology Committee beginning on August 17, 2005. Mr. Lucas earned an annual fee of $20,000 for his service as the Chairman of the Compensation Committee. Dr. Shoven earned a prorated portion of the $20,000 annual fee for his service as Chairman of the Corporate Governance and Nominating Committee for the period from January 1, 2005 until July 7, 2005. Non-employee directors were also paid $2,000 for each Board or committee meeting attended in person and $1,000 for each Board or committee meeting attended by telephone. No additional compensation was paid when the Board or a committee acted by unanimous written consent in lieu of a meeting. For the fiscal year ended December 31, 2005, the total cash compensation earned by the current non-employee directors, excluding the consulting fee paid to Dr. Sangiovanni-Vincentelli described below, was $665,000. Non-employee members of the Board were also eligible for reimbursement of their expenses incurred in connection with attendance at Board meetings in accordance with Cadence policy. Directors who are Cadence employees do not receive additional compensation for service on the Board.
      Each non-employee director also receives stock option grants under Cadence’s 1995 Directors Stock Option Plan, as amended, which is referred to in this proxy statement as the Directors Plan. A “non-employee director” is a Cadence director who is not otherwise an employee of Cadence or an affiliate of Cadence. Only non-employee directors are eligible to receive options under the Directors Plan.
      Under the Directors Plan, each non-employee director is automatically granted a one-time option upon joining the Board to purchase the number of shares of Cadence common stock equal to 6,250 multiplied by the number of full calendar quarters between the date the director’s service begins and the next April 1st. A director is considered to have served the entire calendar quarter if he or she becomes a director at any time during the first half of the quarter. These initial grants vest and become exercisable in full on the March 31st following the grant date and have an exercise price equal to the fair market value of Cadence common stock on the grant date.
      In addition, every April 1st, each non-employee director is automatically granted an option to purchase 25,000 shares of Cadence common stock and a non-employee director serving as Chairman of the Board is automatically granted an additional option to purchase 25,000 shares of common stock. These annual option grants vest and become exercisable in full on the March 31st following the grant date and have an exercise price equal to the fair market value of Cadence common stock on the grant date.
      As of March 22, 2006, 1,812,500 options under the Directors Plan were outstanding at exercise prices ranging from $10.42 to $34.31 per share, with a weighted average exercise price of $19.70.
      Directors may elect to defer compensation payable to them under Cadence’s 1994 Deferred Compensation Plan. These deferred compensation payments are held in accounts with values indexed to the performance of selected mutual funds, self-directed accounts or money market accounts.
      Prior to December 31, 3005, directors could also elect to defer receipt of all or any portion of the compensation payable to them by Cadence under Cadence’s 2002 Deferred Compensation Venture Investment Plan. Compensation deferred under this plan was invested in Telos Venture Partners II, L.P. or Telos Venture Partners III, L.P., as further described in the “Report of the Compensation Committee of the Board of Directors on Executive Compensation” below.
      In February 2005, the Board adopted a new health care and prescription drug insurance coverage plan for active non-employee directors and eligible retired directors and their dependents. All non-employee directors are eligible for the plan during their term of service on the Board. Retired employee and non-employee directors will be eligible for the plan for a term not to exceed the duration of their term of service on the Board. Under the plan, Cadence will reimburse 100% of the premium for participants and their dependents up to a maximum of $15,000 per year, which maximum amount may be adjusted for future changes in health care costs. In addition, the benefits under the plan will be fully taxable to the participants and Cadence will not defray any such taxes. Mr. Lucas, Mr. Siboni and Mr. Tan maintained health insurance coverage under this new plan in 2005 and were reimbursed $15,000, $2,008 and $1,968, respectively.
      Pursuant to a consulting agreement, Dr. Sangiovanni-Vincentelli was paid $157,083 by Cadence for consulting services performed in 2005. Effective June 1, 2005, Cadence and Dr. Sangiovanni-Vincentelli entered into a new consulting agreement which provides for an annual consulting fee of $55,000 and reimbursement of reasonable costs and expenses incurred in the performance of work under the consulting agreement in accordance with Cadence policy. The consulting agreement also contains confidentiality and non-solicitation provisions in favor of Cadence. Dr. Sangiovanni-Vincentelli’s consulting services consisted of providing technical and strategic advice to Cadence’s CEO with respect to potential acquisitions and organizational and customer relations matters, serving as facilitator in customer and partner meetings to discuss industry trends, collaboration on technology and business issues, representing Cadence at industry, technical and government events, and participating in setting the direction of the Cadence Berkeley Labs and of Cadence’s research partnerships. Dr. Sangiovanni-Vincentelli has provided consulting services to Cadence, or one of its predecessor corporations, since 1983, and is expected to render similar services throughout 2006. Cadence does not have any comparable arrangements with other consultants and, as a result, has no basis for comparing the terms of Dr. Sangiovanni-Vincentelli’s arrangement with others.

PROPOSAL 1
ELECTION OF DIRECTORS
      The Corporate Governance and Nominating Committee of the Board has recommended, and the Board has nominated, the eight nominees named below for election to Cadence’s Board of Directors. Each director elected at the annual meeting will hold office until the 2007 Annual Meeting of Stockholders and until his successor is elected and qualified, or until the director’s earlier death, resignation or removal. Each nominee listed below is currently a Cadence director. Except for John A.C. Swainson, who was appointed to the Board in February 2006, all of the nominees have previously been elected by Cadence’s stockholders.
VOTE REQUIRED AND BOARD RECOMMENDATION
      Shares represented by executed proxies will be voted FOR the election of the eight nominees named below, if authority to do so is not withheld. Directors are elected by a plurality of the votes cast at the annual meeting. If any nominee should be unavailable for election as a result of unexpected circumstances, shares will be voted for the election of any substitute nominee named by the Board. Each person nominated for election has agreed to be named in this proxy statement and to serve if elected, and Cadence has no reason to believe that any nominee will be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
EACH NAMED NOMINEE.
NOMINEES
      The names of the nominees and certain information about them, including term of service as a Cadence director and age as of the 2006 Annual Meeting of Stockholders, are set forth below:

Name and
Principal Occupation	Business Experience and Directorships

Michael J. Fister 51 Years Old Director Since 2004 President and Chief Executive Officer, Cadence Design Systems, Inc.	Michael J. Fister has served as President and Chief Executive Officer of Cadence since May 2004. Prior to joining Cadence, Mr. Fister spent 17 years at Intel Corporation, where he was most recently Senior Vice President and General Manager of the company’s Enterprise Platforms Group. Mr. Fister is a graduate of the University of Cincinnati where he received a B.S. and M.S. in electrical engineering. Mr. Fister also serves as a director of Autodesk, Inc.

Donald L. Lucas 76 Years Old Director Since 1988 Private venture capital investor	Donald L. Lucas served as Chairman of the Board of Cadence from 1988 until May 2004. From its inception in 1983 until 1987, Mr. Lucas served as Chairman of the Board and a director of SDA Systems, Inc., a predecessor of Cadence. Mr. Lucas has been a private venture capital investor since 1960. Mr. Lucas also serves as a director of 51job, Inc., DexCom, Inc., Oracle Corporation and Vimicro International Corporation.

Name and
Principal Occupation	Business Experience and Directorships

Dr. Alberto Sangiovanni - Vincentelli 58 Years Old Director Since 1992 Professor of Electrical Engineering and Computer Sciences, University of California, Berkeley	Dr. Alberto Sangiovanni-Vincentelli serves as a consultant to Cadence, providing services as Chief Technology Advisor, and has served as a consultant to Cadence, or one of its predecessor corporations, since 1983. Dr. Sangiovanni-Vincentelli was a co-founder of SDA Systems, Inc., a predecessor of Cadence. Dr. Sangiovanni-Vincentelli has been a Professor of Electrical Engineering and Computer Sciences at the University of California, Berkeley since 1976, where he holds The Edgar L. & Harold H. Buttner Chair of Electrical Engineering. In 1998, Dr. Sangiovanni- Vincentelli was elected to the National Academy of Engineering and, in 2001, was honored by the Electronic Design Automation Consortium with the Kaufman Award, honoring an individual who has contributed to creating or driving technological advances that have had measurable impact on the productivity of design engineers.

George M. Scalise 72 Years Old Director Since 1989 President, Semiconductor Industry Association	George M. Scalise has served as President of the Semiconductor Industry Association, an association of semiconductor manufacturers and suppliers, since June 1997. Mr. Scalise served on the Board of Directors of the Federal Reserve Bank of San Francisco from January 2000 until December 2005, including as Deputy Chairman from January 2001 until March 2003 and as Chairman from March 2003 until December 2005. Mr. Scalise served as Executive Vice President and Chief Administrative Officer of Apple Computer, Inc. from March 1996 to May 1997. Mr. Scalise also served as Senior Vice President of Planning and Development and Chief Administrative Officer of National Semiconductor Corporation from 1991 to 1996. Mr. Scalise currently serves on President George W. Bush’s Council of Advisors on Science and Technology.

Dr. John B. Shoven 58 Years Old Director Since 1992 Professor of Economics, Stanford University	Dr. John B. Shoven has served as Chairman of the Board since July 2005. Dr. Shoven is currently the Charles R. Schwab Professor of Economics at Stanford University, where he has taught since 1973. Dr. Shoven has served as director of the Stanford Institute for Economics Policy Research since November 1999 to the present and from 1989 to 1993. Dr. Shoven also served as Chairman of the Economics Department at Stanford University from 1986 to 1989 and as Dean of the School of Humanities and Science from 1993 to 1998. Dr. Shoven serves as a director of Watson Wyatt & Company Holdings and is a member of the Mountain View Board of American Century Funds.

Roger S. Siboni 51 Years Old Director Since 1999 Independent Investor	Mr. Siboni served as Chairman of the Board of Epiphany, Inc., a software company which provides customer relationship management solutions, from July 2003 until October 2005 and as President and Chief Executive Officer of Epiphany, Inc. from August 1998 to July 2003. Prior to joining Epiphany, Mr. Siboni spent more than 20 years at KPMG LLP, most recently as its Deputy Chairman and Chief Operating Officer. Mr. Siboni also serves as a director of Dolby Laboratories, Inc. and FileNET Corporation.

Name and
Principal Occupation	Business Experience and Directorships

John A.C. Swainson 51 Years Old Director Since February 2006 President and Chief Executive Officer, CA, Inc.	John A.C. Swainson has served as the President and Chief Executive Officer of CA, Inc. since February 2005 and as President and Director since November 2004. Prior to joining CA, Inc., Mr. Swainson was Vice President of Worldwide Sales and Marketing of IBM Corporation’s Software Group from July 2004 to November 2004 and General Manager of the Application Integration and Middleware division of IBM’s Software Group from 1997 to July 2004. Mr. Swainson received a bachelor of applied science degree in engineering from the University of British Columbia.

Lip-Bu Tan 46 Years Old Director Since 2004 Chairman, Walden International	Lip-Bu Tan is the founder and Chairman of Walden International, an international venture capital firm founded in 1987. Mr. Tan also serves as a director of Centillium Communications, Inc., Creative Technology Ltd., Flextronics International Ltd., Integrated Silicon Solution, Inc., Leadis Technology, Inc., Semiconductor Manufacturing International Corporation and SINA Corporation. Mr. Tan received an M.S. in nuclear engineering from the Massachusetts Institute of Technology, an MBA from the University of San Francisco, and a B.S. from Nanyang University in Singapore.
PROPOSAL 2
APPROVAL OF THE SENIOR EXECUTIVE BONUS PLAN
      In February 2001, the Board of Directors approved the amendment and restatement of the Cadence Senior Executive Bonus Plan, which was subsequently approved by Cadence’s stockholders in May 2001. In February 2006, the Compensation Committee approved the amendment and restatement of the Senior Executive Bonus Plan to clarify how bonus amounts are determined under the Plan.
      The Board of Directors believes that it is in the best interests of Cadence and its stockholders to provide for a stockholder-approved plan under which bonuses paid to its executive officers can be deducted by Cadence for federal income tax purposes. Accordingly, Cadence has structured the Senior Executive Bonus Plan, referred to in this proxy statement as the Bonus Plan, in a manner such that payments made under the Bonus Plan can satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code. Under Section 162(m), the federal income tax deductibility of compensation paid to Cadence’s CEO and certain executive officers may be limited to the extent that such compensation exceeds $1,000,000 in any fiscal year. However, compensation that satisfies the requirements for “performance-based compensation” as defined in Section 162(m) is not subject to this limit and, therefore, is generally deductible in full by Cadence. One of the requirements of “performance-based compensation” for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by the company’s stockholders every five years. For purposes of Section 162(m) the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Bonus Plan is discussed below, and stockholder approval of the Bonus Plan will be deemed to constitute approval of each of these aspects of the Bonus Plan for purposes of the approval requirements of Section 162(m) of the Code. A copy of the Senior Executive Bonus Plan is attached as Appendix B to this proxy statement.

VOTE REQUIRED AND BOARD RECOMMENDATION
      The Board of Directors recommends a vote FOR approval of the Bonus Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the Bonus Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
SUMMARY OF THE BONUS PLAN
      The following summary of the material provisions of the Bonus Plan is qualified in its entirety by the complete text of the Bonus Plan, a copy of which is attached as Appendix B to this proxy statement.
GENERAL
      The Bonus Plan provides a framework under which Cadence can operate an executive bonus program that can satisfy the standard of “performance-based compensation” within the meaning of Section 162(m) of the Code. In addition, the Bonus Plan allows for awards of discretionary bonuses, which are not intended to constitute “performance-based compensation” for purposes of Section 162(m).
PURPOSE
      The purpose of the Bonus Plan is to motivate and reward Cadence’s CEO, and the individuals who are part of Cadence’s senior executive staff as designated by the CEO, in order to improve Cadence’s profitability and achieve Cadence’s established corporate goals.
ADMINISTRATION
      The Bonus Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the sole discretion and authority to administer and interpret the Bonus Plan in accordance with Section 162(m) of the Code and the decisions of the Compensation Committee are final and binding.
ELIGIBILITY
      The Bonus Plan provides that bonuses may be paid under the Bonus Plan to the CEO and the individuals who are part of Cadence’s senior executive staff as designated by the CEO, who are collectively referred to in this section of the proxy statement as executives. As of March 22, 2006, 11 employees, including executive officers, as designated by the CEO, are eligible to participate in the Bonus Plan during fiscal 2006. Cadence’s non-employee directors are not entitled to participate in the Bonus Plan.
BUSINESS CRITERIA AND MAXIMUM AMOUNT OF COMPENSATION PAYABLE UNDER THE BONUS PLAN
      The Bonus Plan provides for cash bonus payments to the executives. The amount of a performance-based bonus payment varies depending on the extent to which Cadence achieves its performance criteria within the Bonus Plan measurement period. The performance criteria may be measured individually or in combination, and may be applied to Cadence’s performance as a whole or, alternatively, to individual business units of Cadence. In addition, the performance criteria can be measured by Cadence’s performance alone or, alternatively, measured relative to a designated group of comparable companies. The performance criteria will include one or more of the following:

•	cash flow

•	earnings per share (including earnings before interest, taxes and amortization)

•	return on equity

•	total stockholder return

•	return on capital

•	return on assets or net assets

•	revenue

•	income or net income

•	operating income or net operating income

•	operating profit or net operating profit

•	operating margin

•	return on operating revenue

•	market share

•	customer loyalty, as measured by a customer loyalty index determined by an independent consultant expert in measuring such matters
      The performance bonus amounts payable to each executive are based on a target bonus, which is in turn based on the extent to which one or more relevant performance criteria targets identified for such criteria are realized. Any given performance criterion may be measured over all or part of a fiscal year. If all of the performance criteria are to be measured over the entire fiscal year, the Compensation Committee will establish the target bonus amount for each executive, the relevant performance criteria and the respective targets for such criteria within the first 90 days of each fiscal year. If a shorter performance period is used, the Compensation Committee will establish the target bonus, the relevant performance criteria and the respective targets for such criteria within the first 25% of the days of the shorter performance period.
      The Compensation Committee may, in its discretion, direct that any performance bonus be reduced below the amount as calculated above based on individual performance. Thus, in administering the Bonus Plan, the Compensation Committee may establish performance criteria and targeted bonus amounts that would allow the Compensation Committee to establish a bonus at the high end of its targeted range, and then utilize its discretion to reduce the amount of the actual bonus paid to a participant. Further, the Compensation Committee may, in its discretion, increase the bonus amount otherwise payable to any executive upon achievement of the designated targets, but only if the executive is not covered by Section 162(m) of the Code.
      The maximum aggregate amount payable under the Bonus Plan as a performance bonus to any executive is $5,000,000 for any fiscal year.
      Any bonus under the Bonus Plan will be paid as soon as practicable after the end of the bonus measurement period, but only after the Compensation Committee has certified that the performance criteria and targets established for the relevant period have been achieved. In addition, the executive must remain employed by Cadence until the time the bonus is paid, except in the event of death or disability or unless otherwise provided in a written agreement between Cadence and the executive. If the executive was not employed for the entire bonus measurement period, he or she may be entitled to receive a prorated amount of the bonus amount payable.
DISCRETIONARY BONUSES UNDER THE BONUS PLAN
      In addition to any performance bonus payable, the Compensation Committee may, in its discretion, direct the payment of additional amounts to any executive for any fiscal year. However, in no event will the discretionary bonuses be designed to provide Bonus Plan participants all or part of the compensation they would receive under the Bonus Plan regardless of whether a performance goal is attained. In addition, these discretionary bonuses will not constitute performance-based compensation for purposes of Section 162(m) of the Code.
AWARDS UNDER THE BONUS PLAN
      Because payments under the Bonus Plan for fiscal 2006 will be determined by comparing actual performance to the performance targets set by the Compensation Committee, it is not possible to state the amounts that will be paid under the Bonus Plan in fiscal 2006. The following table sets forth the amounts paid under the Bonus Plan for fiscal 2005 to the individuals and groups listed below:

Name and Position	Dollar Value($)

Michael J. Fister	2,985,000
President and Chief Executive Officer
H. Raymond Bingham	410,400
Former Executive Chairman
Kevin Bushby	1,516,320
Executive Vice President, Worldwide Field Operations
R.L. Smith McKeithen	733,680
Senior Vice President, General Counsel and Secretary
James S. Miller, Jr.	946,800
Senior Vice President, Development
William Porter	928,665
Senior Vice President and Chief Financial Officer
Current Executive Officer Group	7,863,225
Current Non-Executive Director Group	—
Current Non-Executive Officer Employee Group	2,356,317
AMENDMENT AND TERMINATION
      The Compensation Committee may terminate the Bonus Plan at any time, for any or no reason, and may also amend the Bonus Plan in order to reduce the amount of any executive’s bonus payment at any time, for any or no reason.
NON-EXCLUSIVITY
      Nothing contained in the Bonus Plan prevents the Board of Directors from adopting other or additional compensation arrangements that provide for bonuses or other forms of compensation for Cadence’s executive officers, directors or other employees, whether or not stockholders approve the Bonus Plan. However, any such other or additional compensation arrangements will not be designed to provide Bonus Plan participants all or part of the compensation they would receive under the Bonus Plan regardless of whether a performance goal is attained. Such other arrangements may or may not qualify for deductibility under Section 162(m) of the Code and may be applicable only for specific executives, directors or employees or may be generally applicable.
PROPOSAL 3
APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN
      In November 1998, Cadence’s Board adopted, and Cadence stockholders subsequently approved, Cadence’s Amended and Restated Employee Stock Purchase Plan, referred to in this proxy statement as the Employee Plan, which amended and restated the 1990 Employee Stock Purchase Plan. Subsequent amendments approved by Cadence’s Board and stockholders increased the shares of common stock authorized for issuance under the Employee Plan to 38,500,000.

      In February 2006, the Board approved an amendment to the Employee Plan to increase the number of shares of common stock authorized for issuance by 8,000,000 shares for a total of 46,500,000 shares authorized under the Employee Plan, subject to stockholder approval.
      As of March 22, 2006, 1,648,160 shares of common stock remained available for issuance under the Employee Plan. The proposed increase in the number of shares authorized for issuance under the Employee Plan represents approximately 2.8% of Cadence’s outstanding stock as of the record date.
REASONS FOR THE PROPOSED AMENDMENT
      The Board approved the amendment to the Employee Plan to ensure that Cadence can continue to grant purchase rights to its employees at levels determined appropriate by the Board. The Employee Plan helps to attract and retain employees because employee stock purchase plans are a common benefit offered by software and other publicly-traded companies. In 2004, according to the Survey of Equity Programs by Radford Surveys, approximately 79% of publicly-traded software companies offered an employee stock purchase plan as a benefit to employees. In addition, approximately 71% of Cadence’s eligible employees participate in the Employee Plan. Cadence believes that the Employee Plan is a highly valued benefit that is necessary in order for Cadence to compete with other companies in attracting and retaining employees. The Employee Plan also provides eligible employees with the opportunity to become Cadence stockholders and participate in Cadence’s success, which aligns the interests of participating employees with those of stockholders.
VOTE REQUIRED AND BOARD RECOMMENDATION
      The Board of Directors recommends a vote FOR approval of the amendment to the Employee Plan. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of the proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Broker non-votes will be treated as not being entitled to vote on the proposal and, therefore, are not counted for purposes of determining whether the proposal has been approved. Unless marked to the contrary, proxies received will be voted FOR approval of the amendment to the Employee Plan.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
SUMMARY OF THE EMPLOYEE PLAN
      The following summary of the main features of the Employee Plan, as amended, is qualified in its entirety by the complete text of the Employee Plan, a copy of which is attached as Appendix C to this proxy statement.
PURPOSE
      The purpose of the Employee Plan is to provide a means by which employees of Cadence, and any parent or subsidiary of Cadence designated by the Board, may be given an opportunity to purchase Cadence common stock, through payroll deductions, to assist Cadence in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for these persons to exert maximum efforts for the success of Cadence.
      The rights to purchase common stock granted under the Employee Plan are intended to qualify as options issued under an “employee stock purchase plan” as that term is defined in Section 423(b) of the Code.
ADMINISTRATION
      The Board administers the Employee Plan and has the final power to construe and interpret both the Employee Plan and the rights granted under it. The Board has the power, subject to the provisions of the Employee Plan, to determine when and how rights to purchase Cadence common stock will be granted, the provisions of each offering of these rights (which need not be identical), and whether employees of a parent or subsidiary of Cadence will be eligible to participate in the Employee Plan.

      The Board may delegate administration of the Employee Plan to a committee comprised of not less than two Board members. The Board has delegated administration of the Employee Plan to the Compensation Committee. As used in this proxy statement solely with respect to the Employee Plan, the “Board” refers to any committee the Board appoints to administer the Employee Plan as well as to the Board itself.
STOCK SUBJECT TO EMPLOYEE PLAN
      Since adoption of the Employee Plan in 1990, the Board has reserved an aggregate of 38,500,000 shares of common stock for issuance under the Employee Plan. Upon stockholder approval of this Proposal, an additional 8,000,000 shares of common stock would be reserved for issuance under the Employee Plan for an aggregate of 46,500,000 reserved shares, representing approximately 16.1% of Cadence’s outstanding stock as of the record date. If rights granted under the Employee Plan expire, lapse or otherwise terminate without being exercised, the shares of common stock not purchased under the rights again become available for issuance under the Employee Plan.
      Because benefits under the Employee Plan depend on employees’ voluntary elections to participate and the fair market value of Cadence’s common stock at various future dates, it is not possible as of the date of this proxy statement to determine future benefits that will be received by executive officers and other employees under the Employee Plan.
OFFERINGS
      The Board implements the Employee Plan by offering participation rights to all eligible employees from time to time for offering periods not to exceed 27 months. Each offering period prior to August 1, 2006 was 24 months long and was divided into four shorter “purchase periods,” each six months long. A new 24-month offering period began on each August 1st and February 1st. However, an eligible employee could not participate in more than one offering at a time.
      Effective August 1, 2006, offering periods will be six months long with a corresponding six month purchase period. New offerings will begin on each August 1st and February 1st and these offerings will run consecutively rather than concurrently. All offering periods that started before August 1, 2006 will continue until they are completed or until they are terminated as provided below. Participants in the Employee Plan will remain in the 24-month offering periods until these offering periods are completed or until such participant withdraws from the Employee Plan, if earlier. Participants will switch to the six-month offering periods starting with the next offering period in which the participants enroll on or after August 1, 2006.
      If, during the 24 months of an offering that commenced under the former schedule, the fair market value of Cadence common stock is lower on the purchase date than it was on the first day of the offering period, participants in the offering will be automatically withdrawn from that offering period and are enrolled in the new offering period starting the next day (i.e., the next February 1st or August 1st). The new offering period will be on the six month schedule.
ELIGIBILITY
      Any person who is employed at least 20 hours per week and five months per calendar year by Cadence, or any parent or subsidiary of Cadence designated by the Board, is eligible to participate in an offering if the employee was employed by Cadence or the designated affiliate on the 15th day of the month before the first day of the offering period. Almost all of Cadence’s and its subsidiaries’ approximately 5,000 employees, including Cadence’s six executive officers, are eligible to participate in the Employee Plan. However, employees of certain international Cadence subsidiaries are not eligible to participate in the Employee Plan because of local tax or regulatory reasons. Cadence’s non-employee directors are not eligible to participate in the Employee Plan.
      No employee is eligible to participate in the Employee Plan if, immediately after the grant of purchase rights, the employee would, directly or indirectly, own stock or hold options possessing 5% or more of the total combined voting power or value of all classes of stock of Cadence or of any Cadence parent or subsidiary, including any stock which the employee may purchase under outstanding rights and options. In addition, no employee may accrue the right to purchase shares under the Employee Plan and any other employee stock purchase plan of Cadence and its affiliates at a rate that exceeds $25,000 worth of common stock (determined at the fair market value of the shares at the time the right is granted) for each calendar year in which such right is outstanding at any time.
      Rights granted in any offering under the Employee Plan terminate immediately upon cessation of an employee’s employment for any reason, and Cadence will distribute to a terminated employee all of his or her accumulated payroll deductions, without interest.
PARTICIPATION IN THE PLAN
      Eligible employees enroll in the Employee Plan by delivering to Cadence, before the first day of the offering period, an agreement authorizing payroll deductions of an amount between 2% to 12% of the employees’ compensation (as defined for the offering).
      A participant may terminate payroll deductions and withdraw from a given offering under the Employee Plan by delivering a notice of withdrawal to Cadence. The participant may elect to withdraw at any time prior to the 15th day of the month in which the offering period ends (i.e., by January 15th or July 15th).
      Upon an employee’s withdrawal from an offering, Cadence will distribute to the employee his or her accumulated payroll deductions, without interest, less any accumulated deductions previously applied to the purchase of common stock on the employee’s behalf during the offering.
PURCHASE PRICE
      Currently, the purchase price at which shares of common stock are sold in an offering under the Employee Plan is the lower of:

•	85% of the fair market value of a share of common stock on the first day of the offering period, or

•	85% of the fair market value of a share of common stock on the last day of the applicable purchase period.
      For the new six month offering periods beginning on August 1, 2006, the purchase price at which shares of common stock are sold in an offering under the Employee Plan is the lower of:

•	85% of the fair market value of a share of common stock on the first day of the offering period, or

•	85% of the fair market value of a share of common stock on the last day of the offering period.
PURCHASE OF STOCK
      A participant accumulates the purchase price of the shares by payroll deductions over the course of the offering period. At any time during the offering, a participant may reduce or terminate his or her payroll deductions if the Board has provided for such reduction or termination for that offering. The Board may provide that an employee who first becomes eligible to participate in the Employee Plan after an offering has begun may participate in the Employee Plan, as of a date specified during the offering period. Cadence will credit all payroll deductions made for a participant to the participant’s account under the Employee Plan and will deposit the payroll deductions into the general funds of Cadence. A participant may not make additional payments into his or her account.
      In connection with offerings made under the Employee Plan, the Board may specify a maximum number of shares of common stock an employee may be granted the right to purchase and the maximum number of shares of common stock that may be purchased in that offering by all participants. If the total number of shares to be purchased upon exercise of rights granted in the offering exceeds the maximum aggregate number of shares of common stock available for the offering, the Board will make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee’s participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price.

      In addition, if the fair market value of Cadence common stock on a purchase date is less than one-half the fair market value of Cadence common stock on the first day of the offering period, participants in the Employee Plan are limited to buying twice the number of shares that could have been purchased at a price equal to 85% of the fair market value of the shares on the first day of the offering period.
DURATION, AMENDMENT AND TERMINATION
      The Board may suspend or terminate the Employee Plan at any time. Unless terminated earlier, the Employee Plan will terminate when all of the shares reserved shares for issuance under the Employee Plan, as increased or adjusted from time to time, have been issued.
      The Board may amend the Employee Plan at any time. Any amendment of the Employee Plan must be approved by the stockholders within 12 months before or after its adoption by the Board to the extent stockholder approval is necessary for the Employee Plan to satisfy Section 423 of the Code, Rule 16b-3 under the Exchange Act or any NASDAQ or other applicable securities exchange listing requirements. Currently, under the Code, stockholder approval must be obtained if the amendment would, among other things:

•	increase the number of shares of common stock reserved for issuance under the Employee Plan, or

•	modify the requirements relating to eligibility for participation in the Employee Plan.
      Rights granted before any amendment or termination of the Employee Plan will not be altered or impaired by any amendment or termination of the Employee Plan without the consent of the employee to whom such rights were granted.
EFFECT OF CERTAIN CORPORATE EVENTS
      In the event of a dissolution or liquidation of Cadence, all offerings will terminate prior to the consummation of the proposed transaction or, at the Board’s discretion, the purchase date of any offering will be accelerated so that the outstanding rights may be exercised before or concurrent with the proposed transaction. In the event of a proposed sale of all or substantially all of the assets of Cadence, or the merger of Cadence with or into another corporation where Cadence is not the surviving corporation, all offerings will terminate prior to the consummation of the proposed event, unless the surviving corporation assumes the rights under the Employee Plan or substitutes similar rights, or the Board, at its discretion, provides that participants may exercise outstanding rights. If the Board makes a right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board must notify participants that their rights under the Employee Plan will be fully exercisable for a period of 20 days from the date of such notice, or other period of time as the Board determines.
FEDERAL INCOME TAX INFORMATION
      The following is only a summary of the effect of federal income taxation upon the participants and Cadence with respect to the grant and exercise of rights granted under the Employee Plan, but is not complete, does not discuss the income tax laws of any state or foreign country in which a participant may reside, and is subject to change. Participants in the Employee Plan should consult their own tax advisors regarding the specific tax consequences to them of participating in the Employee Plan.
      Rights granted under the Employee Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under Section 423 of the Code, which requires stockholder approval of the Employee Plan and certain amendments.
      A participant will be taxed on amounts withheld for the purchase of shares of common stock under the Employee Plan as if such amounts were actually received. No other income will be taxable to a participant as a result of participating in the Employee Plan until the disposition of the acquired shares, and the effect of taxation will depend on the holding period of the acquired shares.

      If the stock is disposed of more than two years after the beginning of the offering period and more than one year after the stock is transferred to the participant, then the participant will recognize ordinary income equal to the lesser of:

•	the amount by which the fair market value of the stock at the time of such disposition exceeds the purchase price, or

•	the amount by which the fair market value of the stock as of the beginning of the offering period exceeds the purchase price determined as of the beginning of the offering period.
      Any further gain or any loss will be taxed as a long-term capital gain or loss. Generally, long-term capital gains are currently subject to lower tax rates than ordinary income. The deductibility of capital losses is limited.
      If the stock is sold or disposed of before the expiration of either of the two holding periods described above, then the amount by which the fair market value of the stock on the purchase date exceeds the purchase price will be treated as ordinary income at the time of disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on the purchase date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held. As mentioned above, the deductibility of capital losses is limited, and thus a disposition of the stock, before the expiration of the one and two-year holding periods described above, for an amount less than the fair market value of the stock on the purchase date could result in ordinary income (and a tax liability) and a non-deductible capital loss.
      Cadence generally is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant, subject to satisfying tax reporting obligations. In all other cases, no deduction is allowed to Cadence.
PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      The Audit Committee has selected KPMG LLP as Cadence’s independent auditors for the fiscal year ending December 30, 2006. Pursuant to the Audit Committee charter, the Board has directed management to submit the selection of independent auditors for ratification by the stockholders at the annual meeting. KPMG LLP has audited Cadence’s financial statements since fiscal 2002. Representatives from KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
      Stockholder ratification of the selection of KPMG LLP as Cadence’s independent auditors is not required by Cadence’s Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If Cadence’s stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year, if it determines that such a change would be in the best interests of Cadence and its stockholders.
VOTE REQUIRED AND BOARD RECOMMENDATION
      The Board of Directors of Cadence recommends a vote FOR ratification of the selection of KPMG LLP. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required for approval of this proposal. Abstentions will be treated as being present and entitled to vote on the proposal and, therefore, will have the effect of votes against the proposal. Unless marked to the contrary, proxies received will be voted FOR ratification of the selection of KPMG LLP.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board is comprised of three non-employee directors of Cadence who are “independent” as defined by the corporate governance listing standards of NASDAQ and as defined under the Exchange Act. During fiscal 2005, the Audit Committee was comprised of Mr. Lucas, Dr. Shoven and Mr. Siboni as Chairman. The Audit Committee met nine times in 2005.
      The Audit Committee operates under a charter, which was most recently amended by the Board in February 2006. The Audit Committee charter is attached to this proxy statement as Appendix A and is posted on the investor relations page of Cadence’s website at www.cadence.com. As more fully described in its charter, the Audit Committee appoints and retains the independent auditors and oversees the quality and integrity of Cadence’s financial statements, Cadence’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of Cadence’s internal audit function, the independent auditors, Cadence’s accounting and financial reporting processes and the audits of Cadence’s financial statements on behalf of the Board.
      In this context, the Audit Committee has reviewed and discussed the audited financial statements with Cadence’s management and independent auditors, KPMG LLP. The Audit Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP its independence from Cadence and its management. The Audit Committee has also considered whether the provision of other non-audit services by KPMG LLP to Cadence is compatible with the auditors’ independence.
      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in Cadence’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

AUDIT COMMITTEE

Roger S. Siboni, Chairman
Donald L. Lucas
John B. Shoven
      The foregoing Audit Committee report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act of 1933, as amended, which is referred to in this proxy statement as the Securities Act, or under the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

FEES BILLED TO CADENCE BY KPMG LLP DURING FISCAL 2005 AND 2004
      The following table presents fees incurred by Cadence for professional services rendered by KPMG LLP for the fiscal years ended December 31, 2005 and January 1, 2005.

	Fiscal Year Ended		Fiscal Year Ended
	December 31, 2005		January 1, 2005

	(In thousands)
Audit Fees(1)	$3,029		$3,277
Audit-Related Fees(2)	—		—

Audit and Audit-Related Fees	3,029		3,277
Tax Fees(3)	266	(4)	351	(5)
All Other Fees	—		—

Total Fees	$3,295		$3,628

(1)	Includes fees for the audit of Cadence’s consolidated financial statements included in Cadence’s Annual Report on Form 10-K, fees for the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, fees for the review of the interim condensed consolidated financial statements included in Cadence’s Quarterly Reports on Form 10-Q, and fees for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. The amount for fiscal 2005 includes estimated fees of $546,000 not yet paid as of December 31, 2005, which includes fees for services rendered in connection with Cadence’s year-end financial statement audit and the audit of Cadence’s internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of Cadence’s consolidated financial statements that are not reported under “Audit Fees.”

(3)	Includes fees for tax compliance, tax advice and tax planning.

(4)	Tax Fees for fiscal 2005 consisted of tax compliance fees of $50,785 and tax planning and consulting fees of $215,019.

(5)	Tax Fees for fiscal 2004 consisted of tax compliance fees of $34,253 and tax planning and consulting fees of $316,510.
AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS
      The Audit Committee pre-approves all audit and permissible non-audit services provided by KPMG LLP prior to the engagement of KPMG LLP with respect to such services. Pursuant to its pre-approval policy, the Audit Committee has pre-approved tax compliance services, tax planning and related tax services, and the following audit-related services:

•	Employee benefit plan audits;

•	Due diligence work for potential acquisitions or disposals;

•	Accounting consultations and audits in connection with acquisitions;

•	Attest services not required by statute or regulation;

•	Adoption of new accounting pronouncements or reporting requirements;

•	Accounting, internal control or regulatory consultations and assistance; and

•	Review of information systems security and controls.

      However, engagements for these pre-approved audit-related and tax services with an estimated cost of more than $250,000 or that exceed the applicable budgeted amount for the pre-approved services must be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. In addition, any proposed engagement of KPMG LLP for services that are not pre-approved audit-related and tax services as described above must also be pre-approved on a case-by-case basis by the Audit Committee or the Chairman of the Audit Committee, or, if the Chairman is unavailable, another member of the Audit Committee. The members to whom such authority is delegated must report any approval decisions to the full Audit Committee at its next scheduled meeting. None of the services described in the table above entitled “Fees Billed to Cadence by KPMG During Fiscal 2005 and 2004” were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) of Regulation S-X.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the ownership of Cadence’s common stock as of March 22, 2006, the record date, unless otherwise indicated below, by:

•	all those known by Cadence to be beneficial owners of more than five percent of its common stock;
•	each of the executive officers named in the Summary Compensation Table presented below under “Compensation of Executive Officers”;
•	all directors and director nominees; and
•	all current executive officers and directors of Cadence as a group.

	Beneficial Ownership(1)

	Number	Percent
Beneficial Owner	of Shares	of Total

Capital Research and Management Company(2)	15,812,880	5.47%
333 South Hope Street Los Angeles, CA 90071
Franklin Resources, Inc.(3)	28,655,732	9.91%
One Franklin Parkway San Mateo, CA 94403
Lord, Abbett & Co. LLC(4)	24,042,492	8.32%
90 Hudson Street Jersey City, NJ 07302
H. Raymond Bingham(5)	2,350,000	*
Kevin Bushby(5)	1,093,190	*
Michael J. Fister(5)	2,533,764	*
R.L. Smith McKeithen(5)	692,846	*
James S. Miller, Jr.(5)	387,198	*
William Porter(5)	1,199,749	*
Donald L. Lucas(5)	397,500	*
Alberto Sangiovanni-Vincentelli(5)	440,493	*
George M. Scalise(5)	252,500	*
John B. Shoven(5)	353,750	*
Roger S. Siboni(5)	185,625	*
John A.C. Swainson(5)	—	*
Lip-Bu Tan(5)(6)	62,250	*
All current executive officers and directors as a group (13 persons)(7)	7,974,018	2.70%

*	Less than 1%

(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, Cadence believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned by such stockholder. Beneficial ownership of greater than five percent of Cadence’s outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of executive officers and directors is as of March 22, 2006, the record date. Applicable percentages are based on 289,074,865 shares of Cadence common stock outstanding on the record date, adjusted as required by rules promulgated by the SEC.

(2)	Capital Research and Management Company, or CRMC, filed an amended Schedule 13G with the SEC on February 10, 2006, reporting that CRMC beneficially owns 15,812,880 shares. CRMC has sole voting power with respect to 6,532,100 shares and sole investment power with respect to 15,812,880 shares.

(3)	Franklin Resources, Inc., or Franklin, filed an amended Schedule 13G with the SEC on February 13, 2006, indicating that Franklin, through its investment adviser subsidiaries, beneficially owns 28,655,732 shares. Franklin has sole voting power with respect to 26,669,837 shares, sole investment power with respect to 28,519,012 shares and shared investment power with respect to 136,720 shares. Of the shares reported by Franklin, Charles B. Johnson and Rupert H. Johnson, Jr., as a result of their control over Franklin, are each deemed to be beneficial owners of 28,655,732 shares, but do not have voting power or investment power with respect to such shares. Of the shares reported by Franklin, Templeton Global Advisors Limited, an investment advisory subsidiary of Franklin, beneficially owns 24,357,274 shares for which it has sole voting power with respect to 24,227,274 shares, sole dispositive power with respect to 24,292,455 shares and shared dispositive power with respect to 64,819 shares. Each of Franklin, its investments adviser subsidiaries, Charles B. Johnson and Rupert H. Johnson disclaims that it is the beneficial owner of such shares.

(4)	Lord, Abbett & Co. LLC, or Lord Abbett, filed an amended Schedule 13G with the SEC on February 14, 2006, indicating that Lord Abbett beneficially owns 24,042,492 shares. Lord Abbett has sole voting power and sole investment power with respect to 24,042,492 shares.

(5)	Includes shares which Mr. Bingham and certain current executive officers and directors of Cadence have the right to acquire within 60 days after the record date upon exercise of outstanding options as follows:

H. Raymond Bingham	2,350,000
Kevin Bushby	891,500
Michael J. Fister	1,770,833
R.L. Smith McKeithen	600,625
James S. Miller, Jr.	191,666
William Porter	923,125
Donald L. Lucas	392,500
Alberto Sangiovanni-Vincentelli	400,000
George M. Scalise	242,500
John B. Shoven	338,750
Roger S. Siboni	185,625
John A.C. Swainson	0
Lip-Bu Tan	56,250

(6)	Includes 5,000 shares for which Mr. Tan has shared voting and investment power, which are held under trust agreement for the benefit of Mr. Tan and his wife. Mr. Tan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7)	Includes 6,228,527 shares which all current executive officers and directors as a group have the right to acquire within 60 days after the record date upon exercise of outstanding options.
REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board of Directors is comprised of three non-employee directors of Cadence who are “independent” as defined by the corporate governance listing standards of NASDAQ. During fiscal 2005, the Compensation Committee was initially comprised of Susan L. Bostrom, Mr. Lucas as Chairman, and Mr. Scalise. Ms. Bostrom resigned from the Board of Directors and the Compensation Committee effective March 10, 2005, and Mr. Tan was appointed to the Compensation Committee effective April 1, 2005. The Compensation Committee met seven times in fiscal 2005.
ROLE OF THE COMPENSATION COMMITTEE
      The Compensation Committee acts on behalf of the Board, as provided in the committee’s charter, to review and approve corporate goals and objectives relevant to the compensation of Cadence’s CEO and other executive officers, evaluate the CEO’s performance in light of those goals and objectives and determine and approve the CEO’s and other executive officers’ compensation. At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels and target bonuses for the CEO and the other executive officers of Cadence. In addition, the Compensation Committee administers the Bonus Plan, Cadence’s equity-based compensation plans and stock purchase plans, the 1994 Deferred Compensation Plan, the 1996 Deferred Compensation Venture Investment Plan and the 2002 Deferred Compensation Venture Investment Plan.

EXECUTIVE COMPENSATION PRINCIPLES
      Cadence’s compensation program is designed to attract, motivate and retain highly qualified individuals necessary to achieve Cadence’s business and financial objectives. It does so by balancing short-term and long-term financial objectives, building stockholder value and rewarding individual and corporate performance. On that basis, the Compensation Committee believes that executive officer compensation should be greatly influenced by Cadence’s performance. Consistent with this philosophy, a designated portion of the compensation of each executive officer is contingent upon corporate performance and adjusted, where appropriate, based on an executive officer’s performance against personal performance objectives.
      The Compensation Committee also believes that providing employees with an equity stake in Cadence is important to encourage them to act in the best interests of Cadence’s stockholders. Long-term equity incentives for executive officers are provided through grants of stock options and restricted stock awards under Cadence’s equity incentive plans. The value of stock options generally can be realized by an executive officer only if the price of Cadence’s common stock increases above its fair market value on the grant date and the executive officer remains employed by Cadence for the period required for the options to vest. Cadence’s goal is to have market-competitive equity incentive programs that encourage employees to act as owners of the business. A guiding principle also suggests that incentive compensation should be a greater part of total compensation for more senior employees, as an increased portion of compensation is payable based on achievement of Cadence’s performance goals.
      Cadence’s compensation program is designed to provide competitive levels of compensation. The base salaries and incentive compensation of, and equity awards granted to, Cadence executive officers are determined in part by the Compensation Committee’s discretionary evaluation of a number of factors including surveys of competitive salaries and equity practices in the technology sector for similar positions, as well as individual and corporate performance. The cash compensation of Cadence’s executive officers is compared to equivalent data in the Benchmark/Executive Survey compiled by Radford Surveys, which is referred to in this proxy statement as the Radford Survey, and competitive market compensation levels when determining base salary, target bonuses and target total cash compensation. The Radford Survey annually summarizes compensation and stock plan data for approximately 1,000 technology companies. The equity compensation of the executive officers is compared to equivalent data in the Global Long-Term Incentive Practices Survey by Buck Consultants, which is referred to in this proxy statement as the Buck Survey, when determining equity award grants. The Buck Survey collects detailed information on equity practices from 131 high technology companies and includes information on all employee levels.
      The companies against which Cadence compares its executive compensation were chosen based upon their similarity to Cadence in terms of product or industry, geography and revenue levels. A significant percentage of the companies represented in the Radford Survey and Buck Survey, for instance, had average sales that closely approximate Cadence’s revenue level. A portion of the companies in the Standard & Poor’s Information Technology Sector Index, which is referred to as the S&P TS Index and which is used by Cadence in preparing the stock price performance graph included in this proxy statement, was included in the Radford Survey and Buck Survey. Other S&P TS Index companies, however, were considered too large or of a different business profile, and would have incorrectly increased the market compensation comparisons used to evaluate executive officer salaries. The additional companies represented in the Radford Survey and Buck Survey were believed to be relevant by independent compensation consultants formerly retained by Cadence because they compete for executive talent with Cadence, notwithstanding the fact that they are not included in the S&P TS Index.
      In fiscal 2005, the Compensation Committee also retained the services of an independent executive compensation consultant for further investigation into and advice on total compensation for Cadence’s executive officers. The Compensation Committee believes that having an independent evaluation of executive officer salary, bonus and equity compensation is a valuable tool for the Committee, management and stockholders.

COMPONENTS OF 2005 EXECUTIVE COMPENSATION
      Base Compensation. The Radford Survey information, together with the CEO’s recommendation of base salary and target bonus for 2005 for each executive officer other than the CEO, was presented to the Compensation Committee in February 2005. The Compensation Committee reviewed the recommendation of the CEO and the Radford Survey data outlined above and established a base salary effective January 1, 2005 for each executive officer. Salary adjustments are based on a review of competitive salary data as provided by the Radford Survey, as well as on the performance of each individual executive. The Compensation Committee focuses on the range between the 50th and 75th percentile salary levels of the comparison group, including those relevant companies in the Radford Survey, in its review of competitive salary data. The differences between the responsibilities of each Cadence executive officer and the most similar survey position are also taken into account in determining the appropriate competitive comparison salary level. Specific discussion of CEO compensation is included below.
      Incentive Compensation. The Compensation Committee reviewed the Bonus Plan and the Cadence performance objectives to be used for purposes of bonus determination during each of the two six-month bonus measurement periods in 2005. The Compensation Committee assigned a target bonus to each executive officer, which target bonus was either a precise dollar figure or a percentage of the executive officer’s base salary. The Compensation Committee also approved the performance objectives to be used for bonus determination and the overall structure and mechanics of the Bonus Plan. For 2005, the annual incentive plan established under the Bonus Plan required that Cadence achieve 90% of the targeted level of bookings, revenue and operating margin before any payment under each such measure pursuant to the plan could be made. The Bonus Plan is operated such that amounts paid to executive officers under the Bonus Plan meet the threshold for one or more performance criteria designed to satisfy the requirements for deductible “performance-based compensation” under Section 162(m) of the Code, subject to the exercise of negative discretion by the Compensation Committee as described above under “Proposal 2 — Approval of the Senior Executive Bonus Plan. See below for a general discussion of Section 162(m). In certain cases, to reward outstanding individual performance, the Compensation Committee exercised its discretion to grant executive officer bonuses that were higher than what would have been paid to such executives under the Bonus Plan based solely on Cadence’s performance against plan targets.
      Venture Investments. Cadence maintains the 1996 Deferred Compensation Venture Investment Plan, which is referred to in this proxy statement as the 1996 Venture Plan, and the 2002 Deferred Compensation Venture Investment Plan, which is referred to in this proxy statement as the 2002 Venture Plan, for its executive officers and directors. These plans permit participants to defer payment of part of their salary and/or all or part of any bonus or director fees. Prior to December 31, 2005, the 2002 Venture Plan used all deferred amounts to purchase limited partnership interests in Telos Venture Partners II, L.P. and Telos Venture Partners III, L.P., which are referred to in this proxy statement as Telos II and Telos III, respectively, through the 2002 Deferred Compensation Venture Investment Trust. Prior to January 2002, amounts were deferred under the 1996 Venture Plan and were used to purchase limited partnership interests in Telos Venture Partners, L.P., which is referred to in this proxy statement as Telos I. Telos I, Telos II and Telos III made venture capital investments in start-up and growth-oriented businesses, with emphasis on businesses in the semiconductor and software industries. Telos I was closed to new investment in December 2001 and its contractual term ended on December 31, 2005. Telos I is currently being liquidated. In December 2005, Cadence notified the general partner of Telos II of its intent to dissolve the partnership effective December 31, 2006. In addition, Cadence has determined to liquidate Telos III and removed the general partner of Telos III effective December 31, 2005. The new general partner, a wholly-owned subsidiary of Cadence, will complete the liquidation of Telos III.

      The partnership agreement governing Telos II requires Cadence to meet capital calls principally for the purpose of funding investments that are recommended by the general partner and approved by the Telos advisory committee as being consistent with the partnership’s limitations and stated purposes. The advisory committee is comprised solely of the Venture Committee of the Board, whose members are Messrs. Lucas, Siboni and Tan. Distributions from Telos I, Telos II and Telos III may be in cash or stock and can be reinvested in the 1994 Deferred Compensation Plan, which is described above under “Cadence’s Board of Directors — Compensation of Directors”.
      Deferred Compensation. Executive officers may also elect to defer compensation payable to them under the 1994 Deferred Compensation Plan, which is described above under “Cadence’s Board of Directors — Compensation of Directors”.
      Equity Awards. Stock options and shares of restricted stock typically have been granted to an executive when the executive joins Cadence, in connection with a significant change in responsibilities and, occasionally, to achieve equity within a peer group. The Compensation Committee also grants stock options and restricted stock to executives to provide ongoing incentives. The number of shares of restricted stock and the number of shares subject to each stock option grant is based on anticipated future contribution and ability to impact corporate and/or business unit results, past performance or consistency within the executive’s peer group. The Buck Survey data was also used for general comparison purposes in determining equity awards granted to executives. In fiscal 2005, the Compensation Committee, in its discretion, granted stock options to Messrs. Bingham, Fister, McKeithen, Miller and Porter. In fiscal 2005, the Compensation Committee, in its discretion, granted restricted stock to Messrs. Bingham and Miller. The restricted stock generally vests and is no longer subject to forfeiture over a four year period.
2005 CEO COMPENSATION
      Compensation for Cadence’s CEO is determined through a process similar to that discussed above for the other executive officers.
      The Compensation Committee established a base salary, target bonus, performance objectives and schedule of adjustments to the target bonus for Mr. Fister during each of the two six-month bonus measurement periods in 2005. Mr. Fister’s base salary and target bonus were based on the Compensation Committee’s discretionary evaluation of a number of factors, including the Radford Survey. For 2005, the Compensation Committee established Mr. Fister’s base salary at $1,000,000, an increase of $200,000 over the prior year. Mr. Fister’s employment agreement provides for an annual target cash bonus equal to his base salary each fiscal year. Mr. Fister was paid a bonus of $2,985,000 for 2005, which was based on Cadence’s achievement of performance objectives under the Bonus Plan, and reflects an upwards adjustment by the Compensation Committee in recognition of Mr. Fister’s individual performance. In addition, Mr. Fister was granted a stock option for 1,000,000 shares of Cadence common stock. The material terms of Mr. Fister’s employment agreement are described below under “Employment Contracts, Termination of Employment and Change-of-Control Agreements.”

COMPLIANCE WITH SECTION 162(m) OF THE INTERNAL REVENUE CODE OF 1986
      Section 162(m) of the Code limits deductions for certain executive compensation in excess of $1,000,000 in any given year. Certain types of compensation are deductible only if performance criteria are specified in detail and payments are contingent on stockholder approval of the compensation arrangement. Cadence attempts to structure its compensation arrangements to achieve deductibility under Section 162(m), unless the benefit of such deductibility is outweighed by the need for flexibility or the attainment of other corporate objectives. The Compensation Committee will continue to monitor issues concerning the deductibility of executive compensation and will take appropriate action if and when it is warranted. Since corporate objectives may not always be consistent with the requirements for full deductibility, the Compensation Committee is prepared, if it deems appropriate, to enter into compensation arrangements under which payments may not be deductible under Section 162(m). Thus, deductibility will not be the sole factor used by the Compensation Committee in ascertaining appropriate levels or modes of compensation.

COMPENSATION COMMITTEE

Donald L. Lucas, Chairman
George M. Scalise
Lip-Bu Tan
      The foregoing Compensation Committee Report on Executive Compensation will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Cadence specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      No member of the Compensation Committee is, or was during or prior to fiscal 2005, an officer or employee of Cadence or any of its subsidiaries. None of Cadence’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee of Cadence.

COMPENSATION OF EXECUTIVE OFFICERS
      The following table shows, for fiscal years 2005, 2004 and 2003, compensation awarded or paid to, or earned by, Cadence’s CEO, and five most highly compensated executive officers at December 31, 2005, which are referred to in this proxy statement as the Named Executive Officers:
SUMMARY COMPENSATION TABLE

				Long Term Compensation

		Annual				Number Of
		Compensation(1)		Restricted		Securities
				Stock Award(s)		Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	(2)($)		Options (#)	Compensation(3)($)

H. Raymond Bingham	2005	525,020	410,400	1,457,000	(4)	500,000	15,998
Former Executive Chairman	2004	837,525	795,800	3,622,500	(5)	0	11,610
of the Board	2003	850,032	0	0		750,000	11,460

Kevin Bushby	2005	500,019	1,516,320	0		0	334,374
Executive Vice President,	2004	497,240	553,800	2,898,000	(5)	0	262,640
Worldwide Field Operations	2003	509,708	0	0		200,000	215,940

Michael J. Fister(6)	2005	1,000,038	2,985,000	0		1,000,000	284,516
President and	2004	509,250	2,087,912	7,962,000	(7)	3,000,000	61,644
Chief Executive Officer	2003	—	—	—		—	—

R.L. Smith McKeithen	2005	400,015	733,680	0		100,000	11,474
Senior Vice President,	2004	402,016	243,000	1,449,000	(5)	0	11,257
General Counsel and	2003	351,013	0	0		100,000	8,587
Secretary

James S. Miller, Jr.(8)	2005	393,765	946,800	794,000	(9)	250,000	77,628
Senior Vice President,	2004	110,822	99,740	651,000	(10)	250,000	422,451
Development	2003	—	—	—		—	—

William Porter	2005	450,015	928,665	0		150,000	9,400
Senior Vice President and	2004	400,015	255,600	2,085,000	(11)	0	8,457
Chief Financial Officer	2003	400,015	0	0		150,000	6,840

(1)	Includes amounts deferred pursuant to Section 401(k) of the Code, Cadence’s 1996 Deferred Compensation Venture Investment Plan, Cadence’s 2002 Deferred Compensation Venture Investment Plan and Cadence’s 1994 Deferred Compensation Plan.

(2)	Based on the closing price of Cadence common stock on the date of grant. On December 31, 2005, the number of unvested shares held pursuant to restricted stock awards, and their aggregate value on that date, based on the closing price of Cadence common stock at the end of the fiscal year, was as follows: Mr. Bushby: 127,778 shares valued at $2,162,004; Mr. Fister: 399,999 shares valued at $6,767,983; Mr. McKeithen: 63,889 shares valued at $1,081,002; Mr. Miller: 87,500 shares valued at $1,480,500; and Mr. Porter: 120,834 shares valued at $2,044,511. Dividends, if any, are payable to the holders of restricted stock issued under Cadence’s plans.

(3)	Includes:

•	For Mr. Bingham:

•	In 2005, 401(k) contribution of $6,300, term life insurance premium of $3,185 and reimbursement of COBRA of $6,513.
•	In 2004, 401(k) contribution of $6,150 and term life insurance premium of $5,460.
•	In 2003, 401(k) contribution of $6,000 and term life insurance premium of $5,460.

•	For Mr. Bushby:

•	In 2005, cost of living adjustments of $129,744, payments in lieu of a United Kingdom pension plan of $201,634, and term life insurance premium of $2,996.

•	In 2004, cost of living adjustments of $145,179, car allowance of $11,345, payments in lieu of a United Kingdom pension plan of $105,092, and term life insurance premium of $1,024.
•	In 2003, relocation allowance of $23,855, cost of living adjustments of $112,208, car allowance of $24,636, payments in lieu of a United Kingdom pension plan of $50,971, and term life insurance premium of $4,270.

The payments made to Mr. Bushby in lieu of a United Kingdom pension plan provide funding for a private retirement plan for Mr. Bushby. The payments are made directly to Mr. Bushby and are generally equivalent to the amount that Cadence would contribute to a pension account for Mr. Bushby if he participated in Cadence’s United Kingdom pension plan.

•	For Mr. Fister:

•	In 2005, relocation benefit payments of $274,772, 401(k) contributions of $6,300 and term life insurance premium of $3,444.
•	In 2004, relocation benefit payments of $59,778 and term life insurance premium of $1,866.

•	For Mr. McKeithen:

•	In 2005, 401(k) contribution of $6,300 and term life insurance premium of $5,174.
•	In 2004, 401(k) contribution of $6,150 and term life insurance premium of $5,107.
•	In 2003, 401(k) contribution of $6,000 and term life insurance premium of $2,587.

•	For Mr. Miller:

•	In 2005, relocation benefit payments of $76,582 and term life insurance premium of $1,046.
•	In 2004, a sign-on bonus of $400,000, relocation benefit payments of $22,206 and term life insurance premium of $245.

•	For Mr. Porter:

•	In 2005, 401(k) contribution of $6,300 and term life insurance premium of $3,100.
•	In 2004, 401(k) contribution of $6,150 and term life insurance premium of $2,307.
•	In 2003, 401(k) contribution of $6,000 and term life insurance premium of $840.

(4)	Mr. Bingham, who resigned effective August 1, 2005, was granted 100,000 shares of restricted stock, 66,667 shares of which vested on August 1, 2005, pursuant to the Executive Transition and Release Agreement between Cadence and Mr. Bingham dated as of August 1, 2005. The remainder will not vest.

(5)	Messrs. Bingham, Bushby, and McKeithen were granted 250,000, 200,000 and 100,000 shares of restricted stock, respectively, which shares vested 7/36ths on February 1, 2005, then vest 1/6th each August 1st and February 1st thereafter, with the final 5/36ths vesting on August 1, 2007. The unvested portion of Mr. Bingham’s shares of restricted stock vested in full pursuant to the Executive Transition and Release Agreement between Cadence and Mr. Bingham dated as of August 1, 2005.

(6)	Mr. Fister commenced employment with Cadence in May 2004.

(7)	Mr. Fister was granted 600,000 shares of restricted stock which vest 1/3rd on each of May 12, 2005, May 12, 2006 and May 12, 2007.

(8)	Mr. Miller commenced employment with Cadence in September 2004.

(9)	Mr. Miller was granted 50,000 shares of restricted stock which vest 1/4th on each of October 7, 2006, October 7, 2007, October 7, 2008 and October 7, 2009.

(10)	Mr. Miller was granted 50,000 shares of restricted stock which vest 1/4th on each of September 17, 2005, September 17, 2006, September 17, 2007 and September 17, 2008.

(11)	Mr. Porter was granted 150,000 shares of restricted stock which vest 7/36ths on August 1, 2005, then vest 1/6th each February 1st and August 1st thereafter, with the final 5/36ths vesting on February 1, 2008.

STOCK OPTION GRANTS AND EXERCISES
      During the fiscal year ended December 31, 2005, Cadence granted options to certain of its executive officers under Cadence’s stock incentive plans. The following tables show, for fiscal 2005, certain information regarding options granted to, exercised by, and held at year-end by, the Named Executive Officers.
OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
						Potential Realizable Value
	Number of		% of Total			at Assumed Annual Rates of
	Securities		Options	Exercise		Stock Price Appreciation for
	Underlying		Granted to	or Base		Option Term(1)
	Options		Employees in	Price	Expiration
Name	Granted (#)		Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

H. Raymond Bingham	500,000	(2)	6.12	$14.55	3/22/15	4,573,636	11,590,492
Kevin Bushby	—		—	—	—	—	—
Michael J. Fister	1,000,000	(3)	12.24	$14.55	3/22/15	9,147,272	23,180,984
R.L. Smith McKeithen	100,000	(3)	1.22	$13.61	2/14/15	855,611	2,168,287
James S. Miller, Jr.	250,000	(3)	3.06	$13.61	2/14/15	2,139,028	5,420,717
William Porter	150,000	(3)	1.84	$13.61	2/14/15	1,283,417	3,252,430

(1)	Calculated on the assumption that the market value of the underlying stock increases at the stated values compounded annually for the term of the option.

(2)	This option vested at the rate of 1/48th per month; however, the shares that would have vested over the 30 month period after August 1, 2005 vested in full pursuant to the Executive Transition and Release Agreement between Cadence and Mr. Bingham dated as of August 1, 2005.

(3)	This option vests at the rate of 1/48th per month.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money Options at
			Options at 12/31/05	12/31/05
	Shares Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable (#)	Unexercisable ($)(1)

H. Raymond Bingham	1,550,000	7,345,397	2,754,166/0	1,782,207/0
Kevin Bushby	40,000	256,308	934,415/89,585	1,586,735/527,102
Michael J. Fister	0	0	1,375,000/2,625,000	5,152,813/9,162,188
R.L. Smith McKeithen	0	0	683,957/113,543	1,427,890/488,554
James S. Miller, Jr.	0	0	130,208/369,792	482,811/1,345,939
William Porter	55,000	368,000	912,500/162,500	2,379,491/684,859

(1)	The fair market value of Cadence common stock at December 31, 2005 ($17.01) less the exercise price for the options.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
AND CHANGE-OF-CONTROL AGREEMENTS
      Cadence has entered into employment agreements with each of Messrs. Bingham, Fister, Bushby, McKeithen, Miller and Porter.
EMPLOYMENT AGREEMENT AND EXECUTIVE TRANSITION AND RELEASE AGREEMENT WITH H. RAYMOND BINGHAM
      Effective as of October 1, 2004, Cadence entered in an employment agreement with Mr. Bingham. The agreement provided for Mr. Bingham’s employment as Executive Chairman of the Board at an initial base salary of $800,000 per year, which was reviewed by the Board or the Compensation Committee from time to time. Mr. Bingham continued to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus equal to his base salary each year. The agreement also provided for Cadence’s indemnification of Mr. Bingham pursuant to a previously executed standard executive indemnification agreement and for Mr. Bingham to receive the same or greater benefits as the Board or Compensation Committee provided to Cadence’s President and Chief Executive Officer.
      Effective as of August 1, 2005, in connection with Mr. Bingham’s resignation as Executive Chairman of the Board and pursuant to his employment agreement, Cadence and Mr. Bingham entered into an Executive Transition and Release Agreement, referred to in this proxy statement as the Transition Agreement. Pursuant to the Transition Agreement, Mr. Bingham was paid all earned but unpaid base salary and a bonus for his services for the first six months of fiscal 2005 of $410,400, which is equal to 40% of his annual target bonus under Cadence’s Senior Executive Bonus Plan, calculated using the Company Performance Multiplier achieved by Cadence for the first half of 2005 and an Individual Performance Multiplier of 1.0. In addition, Mr. Bingham was reimbursed for his outstanding expenses in accordance with Cadence’s reimbursement policy and was paid other unpaid vested amounts or benefits under Cadence’s compensation, incentive and benefit plans in accordance with such plans. The Transition Agreement requires Mr. Bingham to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment. The Transition Agreement provides that the unvested options and outstanding stock awards held by Mr. Bingham that would have vested over the succeeding 30-month period vest and become exercisable in full upon the effective date of the Transition Agreement and that no additional vesting of those options or stock awards will occur thereafter. Mr. Bingham also received the home office and personal communications equipment used by him outside of the office as of the date of the Transition Agreement. In March 2006, pursuant to the Transition Agreement, Mr. Bingham also received a lump-sum payment, less applicable tax deductions and withholding, equal to (i) 180% of his annual base salary at the highest annual rate in effect during his employment as Executive Chairman ($900,000), plus (ii) 180% of his annual target bonus at the highest target rate in effect during his employment as Executive Chairman ($900,000), plus (iii) $100,000. Further, Cadence shall continue to provide health, disability and life insurance coverage for Mr. Bingham, his spouse and dependents until July 31, 2006. Cadence also paid or reimbursed Mr. Bingham for the reasonable attorneys’ fees incurred by Mr. Bingham in connection with the negotiation and implementation of the Transition Agreement
EMPLOYMENT AGREEMENT WITH MICHAEL J. FISTER
      Effective as of May 12, 2004, Cadence entered into an employment agreement with Mr. Fister. The agreement provides for Mr. Fister’s employment as President and Chief Executive Officer of Cadence at an initial base salary of $800,000 per year, which will be reviewed by the Board or the Compensation Committee from time to time. Mr. Fister will also participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus equal to his base salary each year, with a guaranteed bonus for fiscal 2004 equal to the amount of his base salary prorated for the portion of fiscal 2004 that Mr. Fister was employed by Cadence. Mr. Fister’s target bonus is also reviewed by the Board or the Compensation Committee from time to time and the Board or Compensation Committee may choose, in its discretion, to approve a bonus payment in excess of 100% of Mr. Fister’s base salary for any fiscal year. In addition, the agreement provides for a sign-on bonus of $1,000,000, a $5,000 per month housing allowance for 24 months and other reasonable and actual relocation expenses agreed to by Cadence. During the first two years of Mr. Fister’s employment with Cadence, Mr. Fister may also be reimbursed for the reasonable and actual cost of moving his household goods and personal items to the San Jose, California area. If, during the first five years of Mr. Fister’s employment with Cadence, Mr. Fister sells his home in Portland, Oregon and/or buys a new home in a location in proximity to Cadence’s corporate headquarters, Cadence will reimburse Mr. Fister for his reasonable and documented closing costs associated with such sale and/or purchase and will absorb and/or reimburse Mr. Fister for the broker’s commission paid in connection with the sale of his Portland, Oregon home, provided that Mr. Fister complies with Cadence’s domestic relocation policy then in effect. In 2005, Mr. Fister bought a house in California, but as of the date of this proxy statement, Mr. Fister has not sold his home in Oregon. To the extent that any of the relocation benefits provided by the agreement are included in Mr. Fister’s gross income for tax purposes, Mr. Fister will receive additional tax gross-up payments with respect to such amounts. Mr. Fister is also eligible to participate in Cadence’s U.S. insurance, retirement, deferred compensation and other benefit plans and programs. Pursuant to the agreement, upon the commencement of his employment in May 2004, Mr. Fister received a grant of 600,000 shares of restricted Cadence common stock and an option to purchase 3,000,000 shares of Cadence common stock. Mr. Fister is also eligible to receive additional restricted stock grants or stock options as the Compensation Committee may determine from time to time. The agreement also provides for Cadence’s indemnification of Mr. Fister pursuant to Cadence’s standard form executive indemnification agreement.
      Under the agreement, if Mr. Fister’s employment as President and Chief Executive Officer is terminated (i) by Cadence other than (a) for “cause” (as defined in the agreement) or (b) on account of Mr. Fister’s permanent disability or death, or (ii) voluntarily by Mr. Fister in connection with a “constructive termination” (as defined in the agreement), Mr. Fister will be entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. The transition agreement provides for the employment of Mr. Fister for up to one year after his termination as a non-executive employee at a monthly salary of $2,000 and the payment of COBRA premiums for Mr. Fister and his beneficiaries during that period if Mr. Fister elects to continue coverage under Cadence’s insurance plans. In addition, the unvested options and outstanding stock awards held by Mr. Fister that would have vested over the succeeding 24-month period immediately vest and become exercisable in full and no additional vesting of those options or stock awards will occur thereafter. Mr. Fister will also receive a lump sum payment equal to 180% of his annual base salary at the highest rate in effect during his employment as CEO, and an amount equal to 180% of his annual target bonus at the highest target rate in effect during his employment as CEO, payable in twelve monthly pro rata installments. In addition, the transition agreement requires Mr. Fister to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment.
      If, within three months before or thirteen months after a “change in control” (as defined in the agreement) Mr. Fister’s employment as CEO is terminated without “cause” (as defined in the agreement) or Mr. Fister terminates his employment in connection with a “constructive termination” (as defined in the agreement), then, in lieu of the equity acceleration and severance provisions described above and in exchange for Mr. Fister’s execution and delivery of the transition agreement described above, all of Mr. Fister’s unvested options and outstanding stock awards will immediately vest in full and become exercisable. In addition, Mr. Fister will receive a lump sum payment equal to 200% of his annual base salary at the highest rate in effect during his employment as CEO, and an amount equal to 200% of his annual target bonus at the highest target rate in effect during his employment as CEO, payable in twelve monthly pro rata installments. All other provisions of the transition agreement as described in the paragraph above would be the same.
      In March 2005, the Compensation Committee increased Mr. Fister’s base salary to $1,000,000 per year, effective as of January 1, 2005.
      On May 17, 2005, Mr. Fister’s employment agreement was amended to provide for a housing allowance of $5,000 per month from May 12, 2004 through May 15, 2005, a housing allowance of $17,000 per month from May 16, 2005 through May 15, 2007 and reimbursement of such other reasonable and actual relocation expenses incurred by Mr. Fister as may be agreed to by Cadence. All other provisions of the agreement remained unchanged.

EMPLOYMENT AGREEMENT WITH KEVIN BUSHBY
      Effective as of May 26, 2004, Cadence entered into an employment agreement with Mr. Bushby. The agreement provides for Mr. Bushby’s employment as Executive Vice President, Worldwide Field Operations at an initial base salary of $450,000 per year, and for Mr. Bushby to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus of $650,000, which amounts will be reviewed by the Board or the Compensation Committee from time to time. In March 2005, the Compensation Committee increased Mr. Bushby’s base salary to $500,000 per year, effective as of January 1, 2005. Mr. Bushby is also eligible to participate in Cadence’s U.S. health insurance, life insurance and disability insurance plans and Cadence’s retirement and deferred compensation plans. In addition, in lieu of funding the Cadence UK Employee Benefit Trust and to fund a private retirement plan for Mr. Bushby, Cadence will pay Mr. Bushby through 2005 (i) each month an amount equal to 0.833% of Mr. Bushby’s annual base salary, and (ii) an amount equal to 10% of any bonus paid to Mr. Bushby, including any bonus earned in 2005 but paid in 2006. Cadence will also pay Mr. Bushby cost of living adjustment payments of $6,600 per month, net of taxes, and tax equalization payments and tax preparation expenses for 2003, 2004 and 2005. In addition, Cadence will cause the landlord, which is a wholly-owned subsidiary of Cadence, not to terminate the residential lease described below under “Certain Transactions” during Mr. Bushby’s full-time employment with Cadence (except upon Mr. Bushby’s default under the lease) and negotiate in good faith to extend the term of the residential lease if it expires during Mr. Bushby’s employment with Cadence. If Mr. Bushby is terminated other than for “cause” (as defined in the agreement) or if Mr. Bushby resigns from Cadence as a result of a “constructive termination” (as defined in the agreement), Cadence will cause the landlord not to terminate the residential lease (except upon Mr. Bushby’s default under the lease) such that Mr. Bushby may remain a tenant until 12 months following the date Mr. Bushby’s employment terminates. Cadence will also provide legal and other assistance necessary to process “green cards” or other permanent resident status for Mr. Bushby and members of Mr. Bushby’s immediate family who are eligible as derivative beneficiaries and to address any other U.S. immigration issues that arise for Mr. Bushby and his family during Mr. Bushby’s employment with Cadence. If Mr. Bushby’s employment with Cadence is terminated other than for “cause” (as defined in the agreement”) or if Mr. Bushby resigns from Cadence as a result of a “constructive termination” (as defined in the agreement), and Mr. Bushby relocates from the San Francisco Bay Area to the United Kingdom within 12 months after such termination Cadence will reimburse Mr. Bushby for the reasonable and necessary relocation expenses incurred by Mr. Bushby. The agreement also provides for Cadence’s indemnification of Mr. Bushby pursuant to a previously executed standard executive indemnification agreement.
      Under the agreement, if Mr. Bushby’s employment is terminated (i) by Cadence other than (a) for “cause” (as defined in the agreement) or (b) on account of Mr. Bushby’s permanent disability or death, or (ii) voluntarily by Mr. Bushby in connection with a “constructive termination” (as defined in the agreement), Mr. Bushby will be entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. The transition agreement provides for the employment of Mr. Bushby for up to one year after his termination as a non-executive employee at a monthly salary of $2,000 and the payment of COBRA premiums for Mr. Bushby during that period if Mr. Bushby elects to continue coverage under Cadence’s insurance plans. In addition, the unvested options and outstanding stock awards granted to Mr. Bushby prior to his termination will continue to vest until the termination of the transition agreement. Mr. Bushby will also receive a lump-sum payment of one year’s annual base salary at the highest rate in effect during his employment as Executive Vice President, Worldwide Field Operations. Upon termination of the transition agreement, Mr. Bushby will receive a lump-sum payment of one year’s annual target bonus at the highest target rate in effect during his employment as Executive Vice President, Worldwide Field Operations. In addition, the transition agreement requires Mr. Bushby to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment.
      If, within 90 days before or 13 months after a “change in control” (as defined in the agreement), Mr. Bushby’s employment is terminated without “cause” (as defined in the agreement) or Mr. Bushby terminates his employment in connection with a “constructive termination” (as defined in the agreement), then, in exchange for Mr. Bushby’s execution and delivery of the transition agreement, all of Mr. Bushby’s outstanding stock options and restricted stock awards will immediately vest in full. All other provisions of the transition agreement as described in the paragraph above remain unchanged.
EMPLOYMENT AGREEMENT WITH R.L. SMITH MCKEITHEN
      Effective as of May 18, 2004, Cadence entered into an employment agreement with Mr. McKeithen. The agreement provides for Mr. McKeithen’s employment as Senior Vice President and General Counsel at an initial base salary of $400,000 per year, and for Mr. McKeithen to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus of $300,000, which amounts were unchanged from Mr. McKeithen’s previous base salary and annual target bonus. These amounts will be reviewed by the Board or the Compensation Committee from time to time. Mr. McKeithen is also eligible to participate in Cadence’s U.S. health insurance, life insurance and disability insurance plans and Cadence’s retirement and deferred compensation plans. The agreement also provides for Cadence’s indemnification of Mr. McKeithen pursuant to a previously executed standard executive indemnification agreement.
      Under the agreement, if Mr. McKeithen’s employment is terminated (i) by Cadence other than (a) for “cause” (as defined in the agreement) or (b) on account of Mr. McKeithen’s permanent disability or death, or (ii) voluntarily by Mr. McKeithen in connection with a “constructive termination” (as defined in the agreement), Mr. McKeithen will be entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. The transition agreement provides for the employment of Mr. McKeithen for up to one year after his termination as a non-executive employee at a monthly salary of $2,000 and the payment of COBRA premiums for Mr. McKeithen during that period if Mr. McKeithen elects to continue coverage under Cadence’s insurance plans. In addition, the unvested options and outstanding stock awards granted to Mr. McKeithen prior to his termination will continue to vest until the termination of the transition agreement. Mr. McKeithen will also receive a lump-sum payment of one year’s annual base salary at the highest rate in effect during his employment as Senior Vice President and General Counsel, and, upon the termination of the transition agreement, a lump-sum payment of one year’s annual target bonus at the highest target rate in effect during his employment as Senior Vice President and General Counsel. In addition, the transition agreement requires Mr. McKeithen to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment.
      If, within 90 days before or 13 months after a “change in control” (as defined in the agreement), Mr. McKeithen’s employment is terminated without “cause” (as defined in the agreement) or Mr. McKeithen terminates his employment in connection with a “constructive termination” (as defined in the agreement), then, in exchange for Mr. McKeithen’s execution and delivery of the transition agreement, all of Mr. McKeithen’s outstanding stock options and restricted stock awards will immediately vest in full. All other provisions of the transition agreement as described in the paragraph above remain unchanged.
OFFER LETTER WITH JAMES S. MILLER, JR.
      On September 2, 2004, Mr. Miller accepted his offer of employment with Cadence pursuant to an offer letter. The offer letter provides for Mr. Miller’s employment as Senior Vice President, Development at an initial base salary of $375,000 and for Mr. Miller to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus of 75% of his base salary. Effective April 1, 2005, Mr. Miller’s salary was increased to $400,000. The offer letter provides that Mr. Miller is guaranteed 60% of his annual target bonus in 2004, prorated for the amount of time worked in the second half of 2004, and 100% of his annual target bonus for 2005. In February 2006, the Compensation Committee of the Board increased Mr. Miller’s target bonus to 100% of his base salary. Pursuant to the offer letter, upon the commencement of his employment in September 2004, Mr. Miller received a grant of 50,000 shares of restricted Cadence common stock, an option to purchase 250,000 shares of Cadence common stock and a one time signing bonus of $400,000. The offer letter also provides for relocation assistance pursuant to Cadence’s Homeowner Relocation Policy, including home sale assistance, temporary, furnished housing in the San Jose area up to June 30, 2005, reimbursement for a reasonable number of roundtrip tickets from the San Jose area to the State of Washington during Mr. Miller’s stay in temporary housing and a $15,000 moving allowance. In 2005, Mr. Miller moved to the

San Jose area. Mr. Miller is also eligible to participate in Cadence’s U.S. health insurance, life insurance and disability insurance plans and Cadence’s retirement and deferred compensation plans.
EMPLOYMENT AGREEMENT WITH WILLIAM PORTER
      Effective as of January 1, 2005, Cadence entered into an employment agreement with Mr. Porter. The agreement provides for Mr. Porter’s employment as Chief Financial Officer at an initial base salary of $400,000 per year, and for Mr. Porter to participate in Cadence’s Senior Executive Bonus Plan at an annual target bonus of $300,000, which amounts remained unchanged from Mr. Porter’s previous base salary and annual target bonus. These amounts will be reviewed by the Board or the Compensation Committee from time to time. In March 2005, the Compensation Committee increased Mr. Porter’s base salary to $450,000 per year and annual target bonus to $375,000, effective as of January 1, 2005, and in February 2006, the Compensation Committee of the Board increased Mr. Porter’s target bonus to 100% of his base salary. Mr. Porter is also eligible to participate in Cadence’s U.S. health insurance, life insurance and disability insurance plans and Cadence’s retirement and deferred compensation plans. The agreement also provides for Cadence’s indemnification of Mr. Porter pursuant to a previously executed standard executive indemnification agreement.
      Under the agreement, if Mr. Porter’s employment is terminated other than (i) by Cadence (a) for “cause” (as defined in the agreement) or (b) on account of Mr. Porter’s permanent disability or death, or (ii) voluntarily by Mr. Porter in connection with a “constructive termination” (as defined in the agreement), Mr. Porter will be entitled to the benefits provided for in an Executive Transition and Release Agreement in exchange for his execution and delivery of that agreement. The transition agreement provides for the employment of Mr. Porter for up to one year after his termination as a non-executive employee at a monthly salary of $2,000 and the payment of COBRA premiums for Mr. Porter during that period if Mr. Porter elects to continue coverage under Cadence’s insurance plans. In addition, the unvested options and outstanding stock awards granted to Mr. Porter prior to his termination will continue to vest until the termination of the transition agreement. Mr. Porter will also receive a lump-sum payment of one year’s annual base salary at the highest rate in effect during his employment as Chief Financial Officer, and, upon termination of the transition agreement, a lump-sum payment of one year’s annual target bonus at the highest target rate in effect during his employment as Chief Financial Officer. In addition, the transition agreement requires Mr. Porter to comply with non-solicitation and non-competition provisions in favor of Cadence and to release Cadence from all claims related to his employment.
      If, within 90 days before or 13 months after a “change in control” (as defined in the agreement), Mr. Porter’s employment is terminated without “cause” (as defined in the agreement) or Mr. Porter terminates his employment in connection with a “constructive termination” (as defined in the agreement), then, in exchange for Mr. Porter’s execution and delivery of the transition agreement, all of Mr. Porter’s outstanding stock options and restricted stock awards will immediately vest in full. All other provisions of the transition agreement as described in the paragraph above remain unchanged.

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information about Cadence’s equity compensation plans, including its equity incentive plans and employee stock purchase plans, as of December 31, 2005.

			Number of Securities
			Remaining Available for
	Number of Securities	Weighted-Average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Equity Compensation
	Exercise of	Outstanding	Plans (Excluding
	Outstanding Options,	Options, Warrants	Securities Reflected
Plan Category	Warrants and Rights	and Rights	in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,808,898 (1)	$17.88	7,789,160 (2)
Equity compensation plans not approved by security holders	47,626,426 (3)	$15.57	11,575,016
Total	56,435,324	$15.93	19,364,176

(1)	This excludes purchase rights accruing under Cadence’s Amended and Restated Employee Stock Purchase Plan, which is referred to as the Employee Plan, for which remaining available rights are included in column (c). Under the Employee Plan, each eligible employee may purchase shares of Cadence common stock at six-month intervals during 24-month offering periods at a purchase price per share equal to 85% of the lower of the fair market value of Cadence common stock on (i) the first day of the offering period, or (ii) the last day of the applicable purchase period. Effective August 1, 2006, offering periods under the Employee Plan will be six months and the purchase price per share will equal 85% of the lower of the fair market value of Cadence common stock on (i) the first day of the offering or (ii) the last day of the offering period.

(2)	This includes 3,475,681 shares available for issuance at the end of fiscal 2005 under the Employee Plan and excludes shares subject to the amendment proposed for stockholder approval at the 2006 annual meeting.

(3)	This excludes an aggregate of 7,514,861 shares subject to options assumed in connection with acquisitions at a weighted average exercise price of $10.27. No additional options may be granted under the assumed plans.
      Cadence’s 1993 Nonstatutory Stock Incentive Plan, which is referred to below as the 1993 Plan, provides for the issuance of nonstatutory stock options and restricted stock to Cadence employees and consultants who are not executive officers, directors or beneficial owners of 10% or more of Cadence’s outstanding common stock. As of December 31, 2005, there were 463,219 shares subject to unvested restricted stock grants, options to purchase 1,892,460 shares outstanding with a weighted average exercise price of $16.99 and 359,863 shares remained available for grant of the 24,750,000 shares reserved for issuance under the 1993 Plan. The exercise price of options granted under the 1993 Plan may not be less than the fair market value of the stock on the grant date. Options granted to new employees under the 1993 Plan generally become exercisable over a four-year period, with one-fourth of the shares vesting one year from the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments thereafter. Options granted to current employees under the 1993 Plan generally become exercisable over a four-year period, vesting in 48 equal monthly installments. Options granted under the 1993 Plan generally expire ten years from the grant date. Awards of restricted stock granted under the 1993 Plan vest at the times and in installments determined by the Board. The vesting of restricted stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board.
      Cadence’s 1997 Nonstatutory Stock Incentive Plan, which is referred to below as the 1997 Plan, provides for the issuance of nonstatutory stock options and restricted stock to Cadence employees and consultants who are not executive officers, directors or beneficial owners of 10% or more of Cadence common stock. As of December 31, 2005, there were 4,669,011 shares subject to unvested restricted stock grants, options to purchase 13,406,611 shares outstanding with a weighted average exercise price of $14.26 and 788,048 shares remained available for grant of the 30,000,000 shares reserved for issuance under the 1997 Plan. The exercise price of options granted under the 1997 Plan may not be less than the fair market value of the stock on the grant date. Options granted to new employees under the 1997 Plan generally become exercisable over a four-year period, with one-fourth of the shares vesting one year from the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments thereafter. Options granted to current employees under the 1997 Plan generally become exercisable over a four-year period, vesting in 48 equal monthly installments. Options under the 1997 Plan generally expire ten years from the grant date. Awards of restricted stock granted under the 1997 Plan vest at the times and in installments determined by the Board. The vesting of restricted stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board.
      Cadence’s 2000 Nonstatutory Equity Incentive Plan, which is referred to below as the 2000 Plan, provides for the issuance of nonstatutory stock options, restricted stock, stock bonuses and rights to acquire restricted stock to Cadence employees and consultants who are not executive officers, directors or beneficial owners of 10% or more of Cadence common stock. As of December 31, 2005, there were 345,232 shares subject to unvested restricted stock grants, options to purchase 32,327,355 shares outstanding with a weighted average exercise price of $16.03 and 10,427,105 shares remained available for grant of the 50,000,000 shares reserved for issuance under the 2000 Plan. The exercise price of options granted under the 2000 Plan may not be less than the fair market value of the stock on the grant date. Options granted to new employees under the 2000 Plan generally become exercisable over a four-year period, with one-fourth of the shares vesting one year from the vesting commencement date, and the remaining shares vesting in 36 equal monthly installments thereafter. Options granted to current employees under the 2000 Plan generally become exercisable over a four-year period, vesting in 48 equal monthly installments. Options under the 2000 Plan generally expire ten years from the grant date. Awards of restricted stock granted under the 2000 Plan vest at the times and in installments determined by the Board. The vesting of restricted stock may be subject to continued employment, the passage of time and/or performance criteria deemed appropriate by the Board.

PERFORMANCE MEASUREMENT COMPARISON
      The following graph shows the total stockholder return of an investment of $100 in cash on December 31, 2000 for:

•	Cadence’s common stock,
•	the Standard & Poor’s 500 Composite Index (which is referred to in the graph as S&P 500),
•	the NASDAQ Stock Market (U.S.), and
•	the Standard & Poor’s Information Technology Sector Index (which is referred to in the graph as S&P Information Technology).
      All values assume reinvestment of the full amount of all dividends and are calculated as of fiscal year end of Cadence.
      Comparison is made to NASDAQ because NASDAQ is a well-known index that is commonly associated with technology firms such as Cadence. In addition, Cadence common stock is listed on NASDAQ and Cadence management uses NASDAQ internally as a benchmark against which the performance of Cadence common stock is measured.
      This section of the proxy statement is not soliciting material, is not deem filed with the SEC and is not to be incorporated by reference in any filing of Cadence under the Securities Act or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filing.

	12/30/00	12/29/01	12/28/02	1/3/04	1/1/05	12/31/05
CADENCE DESIGN SYSTEMS, INC.	100.00	81.45	44.29	66.40	50.22	61.53
S&P 500	100.00	88.12	68.64	88.33	97.94	102.75
NASDAQ STOCK MARKET (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
S&P INFORMATION TECHNOLOGY	100.00	74.13	46.40	68.31	70.05	70.75
CUMULATIVE TOTAL RETURN

*	$100 invested on 12/30/00 in stock or index-including reinvestment of dividends. Indexes calculated on month-end basis.
Copyright© 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

CERTAIN TRANSACTIONS
      All transactions in fiscal 2005 between Cadence and any executive officer or director who was an executive officer or director at the time the transaction was entered into were approved by a majority of the disinterested members of the Board or, in the case of an executive officer, by the Compensation Committee. These transactions are described under “Cadence’s Board of Directors — Compensation of Directors,” and “Employment Contracts, Termination of Employment and Change-of-Control Agreements.” In addition, all “related party transactions,” as defined in Item 404 of Regulation S-K promulgated by the SEC, are reviewed and approved by the Corporate Governance and Nominating Committee.
      On March 1, 2003, 849 College Avenue, Inc., a subsidiary of Cadence, entered into a one year housing lease with Mr. Bushby for residential property owned by the subsidiary with aggregate annual rental payments of $90,000, comprised of monthly rental payments of $7,500, which was determined to be the fair market value rental rate for the property by an independent party. The lease can be extended by Mr. Bushby for up to three one-year periods, and can be terminated by either party upon 180 days prior written notice. Mr. Bushby also has an option to purchase the property at any time during the lease, as extended, for a price equal to the greater of the property’s fair market value or the purchase price originally paid by the Cadence subsidiary. On May 1, 2004, the lease was amended to allow Mr. Bushby to extend the lease for up to five one-year periods, rather than three one-year periods. In November 2005, in accordance with the terms of the lease, Mr. Bushby extended the lease for an additional one-year period at the same rental rate, which was determined by an independent appraiser to be fair market value pursuant to the terms of the lease.
INDEMNIFICATION AGREEMENTS
      Cadence’s Bylaws provide that Cadence will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Cadence’s Bylaws also authorize the Board to cause Cadence to enter into indemnification contracts with its directors, officers and employees and to purchase insurance on behalf of any person it is permitted to indemnify. Pursuant to these Bylaw provisions, Cadence has entered into indemnity agreements with each of its directors and executive officers, and has also purchased insurance on behalf of the directors and executive officers.
      Each indemnity agreement provides, among other things, that Cadence will indemnify each signatory to the extent provided in the agreement, for expenses, witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that the individual becomes legally obligated to pay because of any claim or claims made against or by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitral, administrative or investigative, to which the individual is or may be made a party by reason of his or her position as a director, officer, employee or other agent of Cadence, and otherwise as may be provided to the individual by Cadence under the non-exclusivity provisions of the Delaware General Corporation Law and Cadence’s Bylaws.
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires the directors and executive officers of Cadence, and persons who own more than ten percent of a registered class of Cadence’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish Cadence with copies of all Section 16(a) forms they file.
      To Cadence’s knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers and directors and greater than ten percent beneficial owners were complied with, except that the Forms 4 “Statement of Changes in Beneficial Ownership” for Mr. Lucas, Dr. Sangiovanni-Vincentelli,

Mr. Scalise, Dr. Shoven, Mr. Siboni and Mr. Tan filed on April 18, 2005 to report such directors’ annual stock option grants were filed late.
STOCKHOLDER PROPOSALS AND NOMINATIONS
      From time to time, Cadence stockholders submit proposals that they believe should be voted upon at the annual meeting or nominate persons for election to the Board of Directors. Under Rule 14a-8 of the Exchange Act, certain stockholder proposals may be eligible for inclusion in Cadence’s proxy statement and form of proxy in connection with the 2007 Annual Meeting of Stockholders. Stockholder proposals must be submitted in writing to the Corporate Secretary of Cadence no later than December 4, 2006 to be included in the proxy statement and form of proxy relating to Cadence’s 2007 Annual Meeting of Stockholders. The submission of a stockholder proposal does not guarantee that it will be included in Cadence’s proxy statement and form of proxy.
      Alternatively, under Cadence’s Bylaws, any director nominations or proposals which the stockholder does not seek to include in Cadence’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to Cadence’s Corporate Secretary no later than February 9, 2007, nor earlier than January 10, 2007, and must otherwise satisfy the requirements of Cadence’s Bylaws. If the date of the 2007 Annual Meeting of Stockholders changes by more than 30 days from the anniversary date of the 2006 Annual Meeting, stockholder proposals or nominations must be submitted in writing to Cadence’s Corporate Secretary no later than ten days following the first public announcement of the date of the meeting. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, Cadence may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal or nomination submitted by a stockholder.
      A stockholder’s notice must include: (A) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to the candidate that is required to be disclosed in proxy solicitations for a contested election of directors, or is otherwise required pursuant to Regulation 14A under the Exchange Act, accompanied by the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on Cadence’s books, and of such beneficial owner, and (ii) the class and number of shares of Cadence common stock owned beneficially and of record by such stockholder and such beneficial owner; and (D) any other information required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act as a proponent to a stockholder proposal.
      Only candidates nominated in accordance with these procedures set forth above are eligible to serve as directors. Except as otherwise provided by law, the Chairman of the meeting determines whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in Cadence’s Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, whether to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting.

OTHER MATTERS
      The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting of stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

R.L. Smith McKeithen
Secretary
April 3, 2006
      A COPY OF CADENCE’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005 IS BEING DELIVERED WITH THIS PROXY STATEMENT, BUT IS ALSO AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CADENCE DESIGN SYSTEMS, INC., 2655 SEELY AVENUE, BUILDING 5, SAN JOSE, CALIFORNIA 95134.

APPENDIX A
AUDIT COMMITTEE CHARTER
      1. Members. The Audit Committee (the “Audit Committee”) of Cadence Design Systems, Inc. (the “Company”) shall consist of at least three members, all of whom shall be “independent” directors, as determined by the Board. The Board of Directors of the Company (the “Board”) shall appoint the members and the Chairman of the Audit Committee in accordance with the Corporate Governance Guidelines of the Board.
      For purposes hereof, “independent” shall mean a director who meets the independence requirements specified for audit committee members by the Nasdaq National Market (“Nasdaq”).
      Each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, and at least one member of the Audit Committee shall be financially sophisticated, in each case as determined by the Board. Each year, prior to filing the Company’s Annual Report on Form 10-K, the Board shall determine whether one or more members of the Audit Committee is an “audit committee financial expert” within the meaning of Item 401(h)(2) of Regulation S-K promulgated under the Securities Act of 1933, as amended. In addition, no member of the Committee shall have participated in preparing the financial statements of the Company or any of its current subsidiaries in the last three years.
      2. Purposes. The Audit Committee’s purposes shall be to (a) assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function, independent auditors and the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements; and (b) prepare the report that Securities and Exchange Commission rules require be included in the Company’s annual proxy statement.
      3. Duties and Responsibilities. The Audit Committee’s duties and responsibilities shall be to:

(i) Directly appoint and retain the Company’s independent auditors, submit the selection of the independent auditors for ratification by the Company’s stockholders, and compensate, evaluate, oversee and terminate the independent auditors;

(ii) Maintain and periodically review policies and procedures for the engagement of the Company’s independent auditors, which shall include pre-approval by the Audit Committee of audit and permissible non-audit services to be provided by the independent auditors;

(iii) Maintain, as required by applicable law, including the listing standards of Nasdaq, and periodically review procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, which procedures shall include a system for the confidential, anonymous submission by Cadence employees regarding questionable accounting or auditing matters;

(iv) At least annually, obtain and review a report by the Company’s independent auditors, which report shall describe: the matters required to be included in a letter from the independent auditor pursuant to Independence Standards Board Standard No. 1;

(v) Evaluate, at least annually, the independent auditors’ qualifications, performance and independence, which evaluation shall include a review and evaluation of the lead partner of the independent auditors and consideration of whether there should be rotation of the auditing firm. In making its evaluation, the Audit Committee should take into account the opinions of management and the Company’s internal auditors and the report delivered pursuant to clause (iv) above;

(vi) Review with the independent auditors their audit procedures, including the scope and timing of the audit, the results of the annual audit examination and any accompanying management letters, any audit problems or difficulties and management’s response to such problems or difficulties. Such review

A-1

shall include a review of any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management;

(vii) Review and discuss with Company management and the independent auditors the Company’s annual and quarterly financial statements and annual and quarterly reports on Forms 10-K and 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors any matters required to be discussed by Statement on Auditing Standards 61;

(viii) Recommend to the Board, based on the review and discussion described in clauses (v), (vi) and (vii) above, whether the financial statements should be included in the Company’s annual report on Form 10-K;

(ix) Review with Company management and the independent auditors any significant matters identified as a result of the independent auditors’ interim review procedures prior to the filing of each Form 10-Q;

(x) Review material pending legal proceedings involving the Company and other contingent liabilities;

(xi) Review with the independent auditor the responsibilities, budget and staffing of Cadence’s internal audit function;

(xii) Review and discuss the adequacy and effectiveness of the Company’s internal controls and special audit steps adopted in light of any material control deficiencies, and review and discuss the Company’s disclosure controls and procedures;

(xiii) Review major issues regarding accounting principles and financial statement presentations, including any significant changes in Cadence’s selection or application of accounting principles;

(xiv) Review analyses prepared by Cadence management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of Cadence’s financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(xv) Review the potential effects of regulatory and accounting initiatives and proposals, as well as off-balance sheet structures, on the financial statements of Cadence;

(xvi) Review with the Chief Executive Officer and the Chief Financial Officer the procedures conducted in preparation of such officers’ certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 or any other certifications required by applicable law or regulation; and

(xvii) Consider the results of the annual performance evaluation of the Audit Committee.

      4. Outside Advisors. The Audit Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist the Audit Committee in the performance of its functions. The Company shall provide the Audit Committee with appropriate funding, as determined by the Audit Committee, for the payment of compensation to the independent auditors of the Company and the outside counsel, accountants, experts or other advisors employed by the Audit Committee.
      5. Meetings. The Audit Committee shall meet as often as its Chairman may deem necessary or appropriate, but not less than four times each year, either in person or by telephone. The Audit Committee shall meet periodically in separate sessions with the independent auditors, with management and with the internal auditors. The Audit Committee shall report to the full Board at the next regular Board meeting with respect to the Audit Committee’s meetings since the previous regular Board meeting. A majority of the members of the Audit Committee shall constitute a quorum.
      6. Revisions to Charter. The Audit Committee shall review the adequacy of this Audit Committee Charter at least annually. The Audit Committee may amend or modify this Audit Committee Charter at any time in accordance with applicable law and regulations.

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APPENDIX B
SENIOR EXECUTIVE BONUS PLAN
1. Purpose.
      The purpose of the Senior Executive Bonus Plan (“Plan”) is to motivate and reward that individual who is serving as the Chief Executive Officer (“CEO”) of Cadence Design Systems, Inc. (the “Company”) and the individuals who are part of the senior executive staff as designated by the CEO (collectively, the “Executives”) in order to improve the Company’s profitability and achieve the established corporate goals of the Company. Under the Plan, an Executive may be awarded for each fiscal year of the Company a performance bonus, described in Section 3 hereof, which is intended to constitute “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a discretionary bonus, described in Section 4 hereof, which is not intended to constitute performance-based compensation for purposes of Code Section 162(m).
2. The Committee.
      The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) which shall consist of at least two independent directors of the Company who satisfy the requirements of Code Section 162(m). The Compensation Committee shall have the sole discretion and authority to administer and interpret the Plan in accordance with Code Section 162(m) as appropriate and the decisions of the Compensation Committee shall in every case be final and binding on all persons having an interest in the Plan.
3. Performance Bonus Amounts.
      For each fiscal year, the performance bonus amount payable to each Executive under this Section 3 is intended to constitute performance-based compensation for purposes of Code Section 162(m) and shall be based on a target bonus, in turn based on one or more relevant performance criteria and the extent to which targets identified for such criteria are realized . The Compensation Committee shall, for each fiscal year, select the target bonus amount for each Executive, the relevant performance criteria, the respective targets for such criteria, and the bonus amounts payable depending upon if and the extent to which such targets are realized, in accordance with the following rules;

(i) The relevant performance criteria shall include, either individually or in combination, applied to the Company as a whole or to individual units thereof, and measured either absolutely or relative to a designated group of comparable group of companies: (a) cash flow, (b) earnings per share (including earnings before interest, taxes and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return on assets or net assets, (g) revenue, (h) income or net income, (i) operating income or net operating income, (j) operating profit or net operating profit, (k) operating margin, (l) return on operating revenue, (m) market share, and (n) customer loyalty as measure by a customer loyalty index determined by an independent consultant expert in measuring such matters.

(ii) As determined by the Compensation Committee, any given performance criterion may be measured over all or part of the fiscal year. If for a fiscal year the Compensation Committee determines to use only performance criteria measurable over the entire fiscal year, then it must identify in writing within ninety (90) days after the beginning of the fiscal year the target bonus, and the selected performance criteria and targets. If for any fiscal year the Compensation Committee determines to use at least one performance criterion to be measured over less than the entire fiscal year, then the performance bonus for the fiscal year shall be the bonus calculated for such short performance period or, if more than one performance period per fiscal year is involved, then the sum of the bonuses calculated separately for each short performance period ending with or within the fiscal year. In that case, on or before the date which represents 25 percent of the total number of days in such short performance period, the Compensation Committee shall identify in writing the target bonus, the selected performance criteria, and applicable to such period.

B-1

(iii) The Compensation Committee may in its discretion direct that any performance bonus be reduced below the amount as calculated above, based on individual performance. Further, the Compensation Committee may in its discretion increase the amount of compensation otherwise payable to any executive upon satisfaction of the designated targets if such executive is not covered by Code Section 162(m).
4. Discretionary Bonus.
      In addition to any performance bonus payable under Section 3 above, the Compensation Committee in its discretion may direct the payment of an additional amount to any Executive for any fiscal year. Such amount shall not constitute performance-based compensation for purposes of Code Section 162(m).
5. The Payment of Bonuses.
      Notwithstanding the foregoing, the maximum aggregate amount payable under this Plan to any Executive for any fiscal year as a performance bonus shall be $5,000,000. The bonus or bonuses for a fiscal year (including all short performance periods ending with or within such year) shall be paid as soon as practicable following the determination of such bonuses following the end of such year or short performance period, as the case may be. No performance bonus under Section 3 hereof shall be paid unless and until the Compensation Committee makes a certification in writing that the performance criteria and targets have been satisfied as required by Code Section 162(m). Further, unless otherwise provided in a written agreement with an Executive, the Executive must be employed by the Company on the date that bonus payments are distributed for a fiscal year or short performance period, as the case may be, or have terminated employment prior to that time solely on account of death or disability. If an Executive is entitled to payment of a performance bonus under Section 3 hereof, but was not employed by the Company for the entire fiscal year or short performance period, as the case may be, he or she may, at the discretion of the Compensation Committee, receive a prorated amount of the bonus amount payable as though he or she were employed for the entire year determined as follows: (i) if the performance period for such bonus is the entire fiscal year, the full year bonus amount shall be multiplied by a fraction, the numerator of which is the number of days the Executive was employed by the Company during the fiscal year and the denominator of which is the number of days in the entire fiscal year; or (ii) if the bonus for the fiscal year represents the bonus or sum of bonuses computed separately for each short period within the fiscal year, then the bonus otherwise payable for each short period shall be multiplied by a fraction, the numerator of which is the number of days the Executive was employed by the Company during such short period and the denominator of which is the total number of days in such short period.
6. Amendment and Termination.
      The Compensation Committee may terminate the Plan at any time, for any and no reason, and may also amend the Plan in order to reduce the amount of any Executive’s bonus payments at any time, for any or no reason.

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APPENDIX C
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
1. Purpose.
      (a) The Plan initially was established effective as of January 30, 1990 (the “Initial Plan”) and has been amended subsequently from time to time. The Initial Plan hereby is amended and restated in its entirety as the Amended and Restated Employee Stock Purchase Plan effective as of the date of its adoption. The terms of the Initial Plan shall remain in effect and apply to all Rights granted pursuant to the Initial Plan.
      (b) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Affiliates may be given an opportunity to purchase Shares of the Company.
      (c) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.
      (d) The Company intends that the Rights to purchase Shares granted under the Plan be considered options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
2. Definitions.
      (a) “Affiliate” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
      (b) “Board” means the Board of Directors of the Company.
      (c) “Code” means the United States Internal Revenue Code of 1986, as amended.
      (d) “Committee” means a committee of the Board appointed by the Board in accordance with subsection 3(c) of the Plan.
      (e) “Company” means Cadence Design Systems, Inc., a Delaware corporation.
      (f) “Director” means a member of the Board.
      (g) “Eligible Employee” means an Employee who meets the requirements set forth in the Offering Memorandum for eligibility to participate in the Offering.
      (h) “Employee” means any person, including Officers and Directors, employed by the Company or an Affiliate of the Company. Neither service as a Director nor payment of a director’s fee shall be sufficient to constitute “employment” by the Company or the Affiliate.
      (i) “Employee Stock Purchase Plan” means a plan that grants rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
      (j) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
      (k) “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the security is listed on the New York Stock Exchange or any other established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or, in the event that the security is traded on more than one such exchange or market, the exchange or market with the greatest volume of trading in the relevant security of the Company) on the trading day occurring on or closest to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable, and on the date as determined more precisely in the Offering Memorandum.

      (l) “Non-Employee Director” means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
      (m) “Offering” means the grant of Rights to purchase Shares under the Plan to Eligible Employees.
      (n) “Offering Date” means a date selected by the Board for an Offering to commence.
      (o) “Offering Memorandum” means a memorandum describing the terms of the then current or otherwise relevant Offering.
      (p) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time, and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
      (q) “Participant” means an Eligible Employee who holds an outstanding Right granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Right granted under the Plan.
      (r) “Plan” means this Amended and Restated Employee Stock Purchase Plan.
      (s) “Purchase Date” means one or more dates established by the Board during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.
      (t) “Right” means an option to purchase Shares granted pursuant to the Plan.
      (u) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan.
      (v) “Securities Act” means the United States Securities Act of 1933, as amended.
      (w) “Share” means a share of the common stock of the Company.
3. Administration.
      (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
      (b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how Rights to purchase Shares shall be granted and the provisions of each Offering of such Rights (which need not be identical).

(ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

(iii) To construe and interpret the Plan and Rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Section 14.

(v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

      (c) The Board may delegate administration of the Plan to a Committee of the Board composed of two (2) or more members, all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
4. Shares Subject to the Plan.
      (a) Subject to the provisions of Section 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate Forty-Six Million Five Hundred Thousand (46,500,000) Shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.
      (b) The Shares subject to the Plan may be unissued Shares or Shares that have been bought on the open market at prevailing market prices or otherwise.
5. Grant of Rights; Offering.
      (a) The Board may from time to time grant or provide for the grant of Rights to purchase Shares of the Company under the Plan to Eligible Employees in an Offering on one or more Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all Employees granted Rights to purchase Shares under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the Offering Memorandum or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.
      (b) If a Participant has more than one Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant will be deemed to apply to all of his or her Rights under the Plan, and (ii) an earlier-granted Right (or a Right with a lower exercise price, if two Rights have identical grant dates) will be exercised to the fullest possible extent before a later-granted Right (or a Right with a higher exercise price if two Rights have identical grant dates) will be exercised.
6. Eligibility.
      (a) Rights may be granted only to Employees of the Company or, as the Board may designate as provided in subsection 3(b), to Employees of an Affiliate. Except as provided in subsection 6(b), an Employee shall not be eligible to be granted Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Affiliate, as the case may be, for such continuous period preceding such grant as the Board may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years.
      (b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Right under that Offering, which Right shall thereafter be deemed to be a part of that Offering. Such Right shall have the same characteristics as any Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Right is granted shall be the “Offering Date” of such Right for all purposes, including determination of the exercise price of such Right;

(ii) the period of the Offering with respect to such Right shall begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Right under that Offering.
      (c) No Employee shall be eligible for the grant of any Rights under the Plan if, immediately after any such Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subsection 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding rights and options shall be treated as stock owned by such Employee.
      (d) An Eligible Employee may be granted Rights under the Plan only if such Rights, together with any other Rights granted under all Employee Stock Purchase Plans of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee’s rights to purchase Shares of the Company or any Affiliate to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of the fair market value of such Shares (determined at the time such Rights are granted) for each calendar year in which such Rights are outstanding at any time.
      (e) The Board may provide in an Offering that Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.
7. Rights; Purchase Price.
      (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted the Right to purchase up to the number of Shares purchasable either:

(i) with a percentage designated by the Board not exceeding fifteen percent (15%) of such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering; or

(ii) with a maximum dollar amount designated by the Board that, as the Board determines for a particular Offering, (1) shall be withheld, in whole or in part, from such Employee’s Earnings (as defined by the Board in each Offering) during the period which begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering and/or (2) shall be contributed, in whole or in part, by such Employee during such period.
      (b) The Board shall establish one or more Purchase Dates during an Offering on which Rights granted under the Plan shall be exercised and purchases of Shares carried out in accordance with such Offering.
      (c) In connection with each Offering made under the Plan, the Board may specify a maximum amount of Shares that may be purchased by any Participant as well as a maximum aggregate amount of Shares that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate amount of Shares which may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of Shares upon exercise of Rights granted under the Offering would exceed any such maximum aggregate amount, the Board shall make a pro rata allocation of the Shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.
      (d) The purchase price of Shares acquired pursuant to Rights granted under the Plan shall be not less than the lesser of:

(i) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Offering Date; or

(ii) an amount equal to eighty-five percent (85%) of the fair market value of the Shares on the Purchase Date.
8. Participation; Withdrawal; Termination.
      (a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering Memorandum, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Employee’s Earnings during the Offering (as defined in each Offering). The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and either may be deposited with the general funds of the Company or may be deposited in a separate account in the name of, and for the benefit of, such Participant with a financial institution designated by the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.
      (b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the Participant) under the Offering, without interest unless otherwise specified in the Offering, and such Participant’s interest in that Offering shall be automatically terminated. A Participant’s withdrawal from an Offering will have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan but such Participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.
      (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of any participating Employee’s employment with the Company and its designated Affiliates for any reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire Shares for the terminated Employee) under the Offering, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.
      (d) Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 15 and, otherwise during his or her lifetime, shall be exercisable only by the person to whom such Rights are granted.

9. Exercise.
      (a) On each Purchase Date specified therefor in the relevant Offering, each Participant’s accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of Shares up to the maximum amount of Shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional Shares shall be issued upon the exercise of Rights granted under the Plan unless specifically provided for in the Offering and permitted by law.
      (b) Unless otherwise specifically provided in the Offering, the amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of Shares that is equal to the amount required to purchase one or more whole Shares on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering, without interest. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.
      (c) The amount, if any, of accumulated payroll deductions remaining in any Participant’s account after the purchase of Shares that is less than the amount required to purchase one whole Share on the final Purchase Date of the Offering shall be carried forward, without interest, into the next Offering.
      (d) No Rights granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan (including Rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) shall be distributed to the Participants, without interest unless otherwise specified in the Offering. If the accumulated payroll deductions have been deposited with the Company’s general funds, then the distribution shall be made from the general funds of the Company, without interest. If the accumulated payroll deductions have been deposited in a separate account with a financial institution as provided in subsection 8(a), then the distribution shall be made from the separate account, without interest unless otherwise specified in the Offering.
10. Covenants of the Company.
      (a) During the terms of the Rights granted under the Plan, the Company shall ensure that the amount of Shares required to satisfy such Rights are available.
      (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon exercise of the Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Shares upon exercise of such Rights unless and until such authority is obtained.
11. Use of Proceeds from Shares.
      Proceeds from the sale of Shares pursuant to Rights granted under the Plan shall constitute general funds of the Company.

12. Rights as a Stockholder and Employee.
      (a) A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, Shares subject to Rights granted under the Plan unless and until the Participant’s Shares acquired upon exercise of Rights under the Plan are recorded in the books of the Company.
      (b) Neither the Plan nor the grant of any Right thereunder shall confer any right on any Employee to remain in the employ of the Company or any Affiliate or restrict the right of the Company or any Affiliate to terminate such Employee’s employment.
13. Adjustments upon Changes in Securities.
      (a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each Right under the Plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under a Right (collectively, the “Reserves”), as well as the price per Share covered by each Right under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or the payment of stock dividend (but only on the Common Stock) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a Right.
      (b) In the event of the proposed dissolution or liquidation of the Company, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that the Rights under the Plan shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Right. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation or a parent or subsidiary of such successor corporation when the Company is not the surviving corporation, any and all Offerings shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, and in lieu of assumption or substitution of the Rights, provide that each Participant shall have the right to exercise his or her Right. If the Board makes a Right exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Participant that the Right shall be fully exercisable for a period of twenty (20) days from the date of such notice (or such other period of time as the Board shall determine), and the Right shall terminate upon the expiration of such period.
      (c) The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding Right, in the event that the Company effects one or more reorganizations, recapitalizations, rights offering, or other increases or reductions of outstanding Shares, and in the event of the Company being consolidated with or merged into any other corporation.
14. Amendment of the Plan.
      (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in securities and except as to minor amendments to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Affiliate, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, Rule 16b-3 under the Exchange Act or any Nasdaq or other securities exchange listing requirements. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment will:

(i) Increase the amount of Shares reserved for Rights under the Plan;

(ii) Modify the provisions as to eligibility for participation in the Plan to the extent such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code; or

(iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code.
      (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Rights granted under it into compliance therewith.
      (c) Rights and obligations under any Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan without the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.
15. Designation of Beneficiary.
      (a) A Participant may file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death during an Offering.
      (b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
16. Termination or Suspension of the Plan.
      (a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the Shares subject to the Plan’s reserve, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
      (b) Rights and obligations under any Rights granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such Rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or Rights granted under the Plan comply with the requirements of Section 423 of the Code.
17. Effective Date of Plan.
      The Plan shall become effective upon adoption by the Board.
18. Reorganization of Cadence Design Foundry Business.
      Nothing in this Plan shall be construed to restrict the ability of the Company to effect the transactions, amendments and termination described in Section A.2. of that certain Plan of Reorganization for Cadence Design Foundry Business, adopted by the Board on October 30, 2002, and the Plan shall hereby deemed to be amended in accordance therewith; provided that such transactions shall be effected in a manner consistent with applicable law.

PROXY	PROXY

Cadence Design Systems, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 10, 2006

     The undersigned hereby appoints Michael J. Fister, William Porter and R.L. Smith McKeithen, or any of them, each with power of substitution, to attend and to represent the undersigned at the 2006 Annual Meeting of Stockholders of Cadence Design Systems, Inc., to be held at Cadence Design Systems, Inc., 2655 Seely Avenue, Building 5, San Jose, California, on May 10, 2006 at 1:00 p.m. Pacific time and any continuation or adjournment thereof, and to vote the number of shares of common stock of Cadence the undersigned would be entitled to vote if personally present at the meeting in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CADENCE.

THE SHARES WILL BE VOTED AS DIRECTED ON THE REVERSE. IN THE ABSENCE OF DIRECTION, THIS
PROXY WILL BE VOTED FOR THE EIGHT NOMINEES FOR ELECTION AND FOR PROPOSALS 2, 3 AND 4. IF ANY
OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, PROXIES WILL BE VOTED ON THESE
MATTERS AS THE PROXIES NAMED ABOVE MAY DETERMINE IN THEIR SOLE DISCRETION.

(Continued and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

σ          Detach here from proxy voting card          σ

Mark Here for Address Change or Comments	☐

CADENCE DESIGN SYSTEMS, INC.
PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY: ☒

1.	Election of Directors		For	Withhold
			All	All
			☐	☐

Nominees:
	01 Michael J. Fister	02 Donald L. Lucas
	03 Alberto Sangiovanni-Vincentelli	04 George M. Scalise
	05 John B. Shoven	06 Roger S. Siboni
	07 Lip-Bu Tan	08 John A.C. Swainson

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

2.	Approval of the Cadence Design Systems, Inc. amended and restated Senior Executive Bonus Plan.	For ☐	Against ☐	Abstain ☐

3.	Approval of Amendment to the Cadence Design Systems, Inc. Amended and Restated Employee Stock Purchase Plan.	For ☐	Against ☐	Abstain ☐

4.	Ratification of selection of KPMG LLP as independent auditors of Cadence for its fiscal year ending December 30, 2006.	For ☐	Against ☐	Abstain ☐

(Except nominees written above)

Authority is hereby given to the proxies identified on the front of this card to vote in their sole discretion upon such other business as may properly come before the meeting or any adjournment thereof.
The undersigned hereby acknowledges receipt of: (a) Notice of Annual Meeting of Stockholders of Cadence, (b) accompanying Proxy Statement, and (c) Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
Dated:                                         , 2006
Signature(s):

Please sign exactly as your name appears on your stock certificate.
σ          FOLD AND DETACH HERE          σ
YOUR VOTE IS IMPORTANT!
PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT
IN THE ENCLOSED ENVELOPE